As filed with the Securities and Exchange Commission on June  ____, 2000
                                                          Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                          AJK PERFECT RENAISSANCE, INC.

                             ----------------------

             (Exact name of registrant as specified in its charter)

         Delaware                    52-2210600                 5180
(State or other jurisdiction of      (I.R.S. Employer          (Primary Standard Industrial
incorporation or organization)       Identification Number)    Classification Code Number)

                             ----------------------

                          20533 Biscayne Blvd., #4-108
                             Aventura, Florida 33180
                            Telephone - 305-932-1006

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Curtis Sittenfeld
                          20533 Biscayne Blvd., #4-108
                             Aventura, Florida 33180
                             Telephone 305/932-1006

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

              Copies to: Cassidy & Associates, 1504 R Street, N.W.
                      Washington, D.C. 20009, 202/387-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of              Amount           Proposed              Proposed               Amount
Securities to be Registered         to be            Maximum               Maximum                of Registration
                                    Registered       Offering              Aggregate              Fee
                                                     Price per Share       Offering Price
-------------------------------------------------------------------------------------------------------------------

Shares of Common Stock
being offered by AJK                600,000          $5.50                 $3,300,000            $924
(maximum offering)

Shares of Common Stock held       1,604,095          $.0001 (1)            $      160            $  5  (2)
by Selling Securityholders

TOTAL                                                                      $3,300,160            $929  (3)

(1) There is no current market for the securities and the per share book value of the common stock is $(.001). The par value per share is $.0001

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).

(3) Paid simultaneously with the filing hereof.

PROSPECTUS                        Subject to Completion, Dated June  ___, 2000.


The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement which has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          AJK PERFECT RENAISSANCE, INC.

             Minimum of 300,000 shares and maximum of 600,000 shares
                       of Common Stock offered by AJK and
       1,604,095 shares of Common Stock to be sold by the Holders thereof

The Registration Statement of which this Prospectus is a part relates to the offer and sale of a minimum of 300,000 shares and a maximum of 600,000 shares of common stock of AJK Perfect Renaissance, Inc., a recently created Delaware corporation ("AJK") by AJK and also relates to the offer and sale of 1,604,095 shares of common stock by the holders thereof. All costs incurred in the registration of the shares are being borne by AJK.

Prior to this offering, there has been no public market for AJK's common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.

         Price to Public (1)  Underwriting Discounts and  Proceeds to AJK or
                              Commissions (2)             Other Persons

Per Share       $5.50         $300,000                    $3,000,000    (3)

(1) AJK is offering a minimum of 300,000 and a maximum of 600,000 shares of common stock at a price of $5.50 per share. For the 1,604,095 shares of common stock being sold by the selling securityholders, no offering price to the public has been determined. Each selling securityholder will sell its shares in separate transactions at prices to be negotiated at that time.

(2) For shares being sold by it or the selling securityholders, AJK has no agreements or understandings with any broker or dealer for the sales of those shares. If any commissions are paid it is anticipated that such commissions will not exceed 10%. Any broker-dealers that AJK determines to utilize for the sale of the shares must seek and obtain clearance of the compensation arrangements from the National Association of Securities Dealers, Inc.

(3) AJK will receive $3,300,000 net proceeds from the sale of the maximum number of the shares being offered by AJK. The selling securityholders will receive the proceeds from the sale of the shares held by them. See "DESCRIPTION OF SECURITIES".

         These securities involve a high degree of risk. See "RISK FACTORS" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                -----------------

                 The date of this Prospectus is June ____, 2000

         Following the completion of this offering, certain broker-dealers may be the principal market makers for the securities offered hereby. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. No assurance can be given that any market making activities of the market makers, if commenced, will be continued.

         For a period of at least one year following the closing of this offering, AJK will be required by the Securities and Exchange Act of 1934 to file periodic reports and other information with the Securities and Exchange Commission. Such material may be inspected at the Commission's principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20459 or at its web site at http://www.sec.gov and copies may be obtained on payment of certain fees prescribed by the Commission. AJK will furnish to holders of its common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by an independent certified public accountant. AJK may issue other unaudited interim reports to its shareholders as it deems appropriate.

                               PROSPECTUS SUMMARY

         The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this Prospectus, which should be read in its entirety.

         All references to "dollars," "U.S. dollars," "$," or "US$" are to United States dollars. All references to "lei" or "leu" are to Roumanian lei. As of May 24, 2000, the official exchange rate was 20,580.00 lei to $1.00 dollar, or $0.00004859 dollars to 1 lei.

Risk Factors

         There are substantial risk factors involved in investment in AJK. Investment in AJK is speculative and no assurances can be made of any return to investors. See "RISK FACTORS" beginning on page 6.

AJK Perfect Renaissance, Inc.

         AJK is a development stage company, that through its subsidiaries, is engaged in the production and marketing of Roumanian vodka, flavored vodka and other distilled spirits and liqueurs in Eastern Europe, and the distribution and marketing in Roumania and Central and Eastern Europe of watches and other jewelry. AJK was incorporated on March 24, 1999 as a Delaware corporation named Allegiance Acquisition Corporation, which changed its name to AJK Perfect Renaissance, Inc. on July 21, 1999. Effective May 5, 2000, AJK acquired all of the shares of social capital owned by Ferrand Investment Limited (a company incorporated in the British Virgin Islands), of Ferrand's substantially wholly-owned subsidiaries S.C. Perfect Renaissance, S.R.L., S.C. Renaissance, S.R.L. and S.C. Renaissance Alpha 2000, S.R.L., limited liability companies registered under the laws of Roumania.

         Shares, or "social parts," of social capital of a Roumanian corporation, represents the assigned value of goods, services, or money contributed to the corporation. The percentage of ownership expressed as social capital entitles the holders thereof to proportionally share in the profits and losses of the corporation, and to vote on matters put forth for a vote as required by law or by the corporation's articles or incorporation or by-laws. In the event of the corporation's liquidation, holders of social capital participate proportionally after the fulfillment of debts to creditors. A holder of social capital is personally liable to creditors of the corporation for an amount equal to the amount of the holder's contribution to the social capital, but not for any greater amount.

         Subsequent to such transaction, S.C. Perfect Renaissance, S.R.L., S.C. Renaissance, S.R.L. and S.C. Renaissance Alpha 2000, S.R.L. became subsidiaries of AJK. For purposes of this Prospectus, the term "AJK" includes AJK Perfect Renaissance, Inc., its Roumanian subsidiaries, and predecessor companies, unless the context requires otherwise.

         AJK maintains its principal United States offices at 20533 Biscayne Boulevard, #4-108, Aventura, Florida 33180. Its telephone number is 305-932-1006 and its fax number is 305-932-3888.

Trading Market

         There is currently no trading market for AJK's securities. AJK intends to apply initially for admission to quotation of its securities on the NASD OTC Bulletin Board. When qualified, if ever of which there can be no assurance, AJK intends to apply for quotation of its securities on the Nasdaq SmallCap Market. There can be no assurance that AJK will qualify for listing of its securities on the NASD OTC Bulletin Board or to be quoted on the Nasdaq SmallCap Market.

Selected Financial Data

         As of December 31, 1999, AJK was nominally capitalized with no income or revenues. As of December 31, 1999, AJK had 500,000 shares of common stock outstanding for an aggregate price of $50 and had incurred $535 in organization expense. At December 31, 1999, the total assets of AJK were $50. Subsequent to December 31, 1999, AJK acquired its three operating subsidiaries for an aggregate of 5,000,000 shares of common stock.

         The following information is based on the audited combined financial statements for AJK's three subsidiaries:

                                                    Year Ended December 31,
                                                     1999            1998
                                               -------------------------------
Income Statement Items:

Sales                                           $ 4,689,593     $ 5,544,717
Cost of Sales                                    (2,734,291)     (3,218,066)
  Gross profit                                    1,955,302       2,326,651
Net Income                                          570,623         895,885

Balance Sheet Items:

Cash                                                 46,680         203,456
Total Current Assets                              1,103,297       1,670,511
Total Assets                                      8,703,061       7,657,691

Total Current Liabilities                         2,910,906       6,226,415
Long-Term Debt                                    3,272,684

Total shareholders' equity                        3,686,326       1,432,276

Total liabilities and shareholders' equity        8,703,061       7,657,691

                                  RISK FACTORS


The securities offered hereby are speculative in nature and involve a high degree of risk. The securities offered hereby should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors, as well as all the other information set forth elsewhere in this prospectus and the information contained in the financial statements, including all notes thereto.

Uncertainty as to the continuation of AJK as a going concern

         The audited combined financial statements for S.C. Perfect Renaissance, SRL, S.C. Renaissance, SRL and S.C. Renaissance Alpha 2000, SRL, the operating subsidiaries of AJK, for the period ended December 31, 1999, reflect combined current liabilities exceeding combined current assets by US $1,807,609. This condition raises substantial doubt about AJK's ability to continue as a going concern.

AJK has limited operating history

         AJK was recently formed to expand the international and United States operations of the Company's operating subsidiaries, S.C. Perfect Renaissance, S.R.L., S.C. Renaissance, S.R.L. and S.C. Renaissance Alpha 2000, S.R.L. The Company's management is unfamiliar with the United States marketplace and the other markets in which it may be operating. AJK and its products have no established reputation and will need to be heavily promoted. There is no assurance that the Company will have or can obtain the expertise to distribute or market its products in the markets it enters, or whether it will sell a sufficient quantity to justify the costs incurred.

AJK may need additional financing

         Future events, including the problems, delays, expenses and difficulties frequently encountered by companies may lead to cost increases that could make the net proceeds of this offering insufficient to fund AJK's proposed operations. AJK may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. AJK has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If AJK needs to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to it, or that any future offering of securities will be successful. AJK could suffer adverse consequences if it is unable to obtain additional capital when needed.

Lack of an underwriter increases speculative nature of investment

         Because AJK has not obtained an underwriter to sell its securities, the officers and directors are selling the securities on a direct participation basis. As a direct participation offering, there is a greater likelihood that not all or possibly even none of the securities offered will be sold. In addition, in an offering without the services of an underwriter a potential investor cannot rely on the additional investigation and examination of the issuer and its operations that an underwriter provides prior to consenting to act as an underwriter.

Sales by selling securityholders may lower market price of common stock

         The large number of shares available for sale by the selling securityholders could reduce the market price of the common stock, if a market should develop, and the availability of lower priced shares could hinder the sale of the shares offered by the Company. The selling securityholders may offer and sell their shares at prices and at times they determine, in accordance with applicable federal and state securities laws. The timing of such sales and the price at which the selling securityholder shares are sold could have an adverse effect upon the public market for the common stock, should one develop.

Risk of doing business in Roumania

         Roumania is a developing country that until the last decade was allied with the former Soviet Union under a communist economic system led by former dictator Nicolae Caeucescu. The region is still unstable, given the recent history of the former Yugoslavia, the breakup of Czechoslovakia, military uprisings in Chechnya and other former Soviet states, the rise of political and criminal corruption in Russia, and the lack of experience and unpredictability of the civil justice system. Roumania in particular continues to suffer from high unemployment, low wages, low literacy rates, and rumors of corruption. Business risks include, among others, internal political or civil unrest, war, or government restrictions. These risks are dynamic and difficult to quantify. AJK will be subject to the risks normally associated with changes in general national economic conditions or local market conditions, competition, patronage, changes in market rates, and the need to periodically upgrade and replace equipment to maintain desirability, and to pay the costs thereof. Although many of the governments of the countries of Central and Eastern Europe have liberalized policies on international trade, foreign ownership and development, investment, and currency repatriation, increasing both international trade and investment accordingly, such policies might change unexpectedly. AJK will be affected by the rules and regulations regarding foreign ownership of real and personal property, including manufacturing plants and other property. Such rules may change quickly and dramatically which may have an adverse impact on ownership and may result in a loss without recourse of property or assets of AJK. The likelihood of any foreign company successfully prevailing in any dispute with the government or any private litigant under the Roumanian legal system is difficult to quantify or predict.

Enforceability of certain civil liabilities

         The Company's officers and directors reside outside the United States. The Company anticipates that a substantial portion of the assets that may be developed or acquired by it will be located outside the United States and, as a result, it may not be possible for investors to effect service of process within the United States upon the officers or directors, or to enforce against the Company's assets or against such person judgements obtained un United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other law.

The Roumanian economy is volatile and subject to hyperinflation

         The Roumanian economy has been extremely volatile since the fall of the Caeucescu regime, with a generally high inflation rate ranging from 41% to 151% during the years 1996 through 1998. Financial statements, contracts and business transactions are generally drawn and contemplated to adjust for inflation, but there can be no assurance that continued periods of hyperinflation will not adversely impact the Company's business.

The Company is dependent on its suppliers

         AJK is dependant on suppliers of raw materials, including grain, yeast, flavorings, bottles, labels, and other packaging materials. A disruption in deliveries in an unsteady Roumanian economy, or under adverse social, economic, political or even weather conditions, could adversely affect the Company's ability to maintain its production and delivery schedules. Furthermore, there can be no assurance that AJK's suppliers will maintain their relationship with it.

The Company is dependent on distributors

         The Company is seeking to expand its operations into new international markets, including the United States. However, there can be no assurance that the Company's marketing staff will be able to persuade retail liquor stores to stock the Company's products, what prominence those outlets will choose in shelving the Company's products, or once shelved, whether the Company's products will be given a lower profile in the future.

The distillation process could have environmental risks

         The process of distilling and manufacturing vodka involves the burning of fossil fuels. It also utilizes an exothermic distillation process that uses local water in the cooling process, which is then returned to its source, warmed. Although the Roumanian government has expressed no substantial concern over industrial air, water, or thermal pollution from the Company's plant, an attempt to regulate the effluents from AJK's operations could have increase costs of doing business. The Company's new distillation plant is considered state-of-the-art with respect to minimizing environmental pollution.

Trademark protection and proprietary marks

         Notwithstanding the pending registration of certain trade names with the United States Patent and Trademark Office, and with the appropriate authorities in Roumania and Moldova, there is no assurance that AJK will be able to enforce against use of any of its marks. There is also no assurance that AJK will be able to prevent competitors from using the same or similar names, marks, concepts or appearances or that it will have the financial resources necessary to protect is marks against infringing use. It is also possible that the Company will encounter claims from prior users of a similar name in areas where the Company operates.

Issuance of future shares may dilute investors' share value

         The Certificate of Incorporation of AJK authorizes the issuance of 100,000,000 shares of common stock and 20,000,000 shares of non-designated preferred stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of its common stock held by its then shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary bases by AJK. The issuance of shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

Acquisition financing; additional dilution

         The Company may attempt to finance future purchases and acquisitions using shares of the Company's common stock, preferred stock, options, cash, borrowed funds or a combination thereof. The Company has no arrangements, agreements or understandings to that effect at this time. If the Company's common stock does not maintain a sufficient market value, or if the price of the Company's common stock is highly volatile, or if potential acquisition candidates are otherwise unwilling to accept the Company's common stock as part of the consideration for the sale of their businesses, the Company may be required to use more of its cash resources or more borrowed funds in order to initiate and maintain an acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity offerings. The Company may also enter into credit facilities with one or more lenders to obtain financing to be used in connection with future purchases or acquisitions. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that any such financing will be available on terms it deems acceptable.

Issuance of additional common stock or preferred stock may dilute share value

         The Certificate of Incorporation of AJK authorizes the issuance of a maximum of 100,000,000 shares of common stock of which 5,604,096 are outstanding and 20,000,000 shares of "non-designated" preferred stock of which none are designated or outstanding. The issuance of all or part of the remaining authorized common stock could result in substantial reduction in the percentage of AJK's common stock held by its shareholders, including the investors in this offering, and reduce the ability to control or influence any shareholder vote. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's securities for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares offered hereby, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

Additional shares entering market pursuant to Rule 144 without additional capital contribution

         All of the issued and outstanding shares of common stock are "restricted securities" including the shares which are the subject of this registration statement, as such term is defined in Rule 144 ("Rule 144") of the General Rules and Regulations of the Securities and Exchange Commission (the "Rules") promulgated under the Securities Act. In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if the security is trading on the Nasdaq Stock Market or an exchange, the average weekly trading volume during the four calendar weeks prior to such sale. Sales of restricted securities by a person who is not an affiliate of the company (as defined in the Securities Act) and who has satisfied a two year holding period may be made without any volume limitation. Pursuant to such Rule 144, after the expiration of the holding period certain shares of common stock now restricted for trading will become eligible for trading in the public market without any payment therefore or increase to the Company's capitalization. Possible or actual sales of the Company's outstanding common stock by all or some of the present stockholders may have an adverse effect on the market price of AJK's common stock should a public trading market develop. The additional availability of such shares to be traded in the public market would increase the "public float" of the Company without any corresponding increase in the its capital.

          Upon effectiveness of the registration statement of which this prospectus forms a part, the shares registered herein will no longer be subject to Rule 144 except as such rule apples to the registered shares held by affiliates of the Company (including officers and directors) which will continue to be subject to the restrictions on affiliates contained in Rule 144.

Resales of the selling securityholder shares under state securities laws

         The National Securities Market Improvement Act of 1996 ("NMSIA") limits the authority of states to impose restrictions upon sales of Securities made pursuant to ss.ss.4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales by the selling securityholders of their shares in the secondary market will be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date of this prospectus the selling securityholder's shares will be eligible for resale in the secondary market in each state.

Limited state registration of shares offered by AJK

         AJK anticipates that it will primarily sell its shares in a limited number of states. AJK will not accept subscriptions from investors resident in other states unless it effects a registration therein or determines that no such registration is required.

         In order to comply with the applicable securities laws, if any, of certain states, the shares offered by the Company will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Perfect has complied.

The possibility of AJK issuing preferred stock with certain preferences may depress market price of the common stock

         AJK has 20,000,000 shares of non-designated preferred stock authorized which it may issue from time to time by action of the Board of Directors. As of the date hereof, AJK has not designated or issued any shares of preferred stock. However, the Board of Directors may designate voting and other preferences without shareholder consent which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of the Board of Directors to issue such stock without shareholder consent may have a depressive effect on the market price of AJK's common stock even prior to any such designation or issuance of the preferred stock.

The possibility of issuing preferred stock for anti-takeover effect could prevent takeovers favored by shareholders

         The Board of Directors has the authority, without further approval of AJK's stockholders, to issue preferred stock, having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of shares of preferred stock, under certain circumstances, could have the effect of delaying or preventing a change in control of the Company or other takeover attempt and could adversely materially affect the rights of holders of shares of the common stock.

No Current trading market for the Company's securities

         There is no assurance that a public trading market for the common stock will develop or that a public trading market, if developed, will be sustained. No market makers have committed to becoming market makers for the Company's common stock, and there is no assurance that any market makers will do so. If for any reason the common stock is not listed on the NASD OTC Bulletin Board or the Nasdaq SmallCap Market or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.

AJK common stock may be subject to penny stock regulation

         There has been no public market for AJK's common stock. If a market for the common stock develops and the price of the common stock falls below $5.00 per share, then the common stock may be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. AJK's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission related to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell AJK's securities.

Management and affiliates own enough shares to influence shareholder vote

         Upon the closing of this offering assuming the maximum number of shares is sold and all the selling securityholders shares are sold, AJK's executive officers and directors, together with entities affiliated with them, will beneficially own approximately 64% of the then outstanding common stock. As a result, these executive officers and directors will be able to exercise substantial interest over matters requiring stockholder approval, including the election of directors and the approval of material corporate matters such as change of control transactions. The effects of such influence could be to delay or prevent a change of control of AJK unless the terms are approved by such stockholders.

Speculative nature of investment

         The liquor industry is extremely competitive and the commercial success of any product is often dependent on factors beyond the control of AJK, including but not limited to market acceptance and retailers' prominently shelving and selling the products. AJK may experience substantial cost overruns in manufacturing and marketing its products, and may not have sufficient capital to successfully complete any of its projects. AJK may not be able to manufacture or market its products because of industry conditions, general economic conditions, competition from other manufacturers and distributors, or lack of acceptance for its products by consumers or retail outlets. AJK may also incur uninsured losses for liabilities which arise in the ordinary course of business in the manufacturing industry, or which are unforeseen, including but not limited to trademark infringement, product liability, and employment liability. See "BUSINESS."

Possible adverse impact of domestic and foreign government regulation

         AJK's operations are in Central and Eastern Europe and AJK's management resides in Roumania. AJK will be subject to and affected by significant U.S. Government regulation, as well as regulation by several countries including Roumania. Government laws and regulations, whether existing today or adopted in the future, could adversely affect AJK's ability to market and sell its products, and could impair AJK's profitability. See "BUSINESS - Regulation."

AJK's operations are dependent on expertise of its key officers

         Jacob Kieselstein is Chairman, President and a director of AJK. Petru Willkovits is a Vice President and Manager of Operations for the Company's distillery and bottling plant in Timisoara, Roumania. See "MANAGEMENT." Virtually all decisions concerning the conduct of the business of AJK, including the properties and rights to be acquired by AJK and the arrangements to be made for such distribution, are made by or significantly influenced by Messrs. Kieselstein and Willkovits. The loss of their services for any reason would have a material adverse effect on AJK's business and operations and its prospects for the future. AJK does not have "key man" life insurance on the lives of any of its executive officers, but is contemplating the purchase of such insurance.

Certain officers or directors may be participating in possible conflicting activities

         The officers or directors of AJK have participated in and may continue to participate in other entities which engage in activities similar to those of AJK. Conflicts of interest may arise as a result of such officers or directors involvement with other ventures which may compete directly or indirectly with AJK. See "MANAGEMENT - Possible Conflicts of Interest."

AJK has never paid dividends

         AJK has never paid cash dividends on its common stock and no cash dividends are expected to be paid on the common stock in the foreseeable future. AJK anticipates that for the foreseeable future all of its cash resources and earnings, if any, will be retained for the operation and expansion of AJK's business.

Officers and directors have limited liability and have indemnity rights

         The Certificate of Incorporation and By-Laws of AJK provide that AJK indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. AJK's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate AJK's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of AJK, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

                              AVAILABLE INFORMATION

         AJK has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all the information contained in that registration statement. For further information regarding AJK and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this prospectus with respect to a document filed as an exhibit to the registration statement is qualified by reference to the exhibit for its complete terms and conditions.

         AJK will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by AJK can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices:
7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. 60661-2511. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         AJK intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.

                   THE COMPANY: AJK PERFECT RENAISSANCE, INC.

Background

         AJK is a development stage company that, through its operating subsidiaries, is engaged in the production and marketing of Roumanian vodka, flavored vodka and other distilled spirits and liqueurs in Eastern Europe, and the distribution and marketing of watches and other jewelry. AJK plans to expand their distribution into Western Europe and the United States.

         AJK was incorporated on March 24, 1999 as a Delaware corporation named Allegiance Acquisition Corporation, which changed its name to AJK Perfect Renaissance, Inc. on July 21, 1999. Subsequently, AJK acquired all the shares owned by Ferrand Investment Limited, a company incorporated in the British Virgin Islands, of Ferrand's limited liability company Roumanian subsidiaries including:

                  S.C. Perfect Renaissance, S.R.L.
                  S.C. Renaissance, S.R.L. and
                  S.C. Renaissance Alpha 2000, S.R.L.

Subsequent to such transaction, these companies became subsidiaries of AJK. AJK is the owner of between 90% and 99.995% interest in the three Roumanian subsidiaries. Due to a requirement of Roumanian law that Roumanian companies cannot be wholly-owned by foreign nationals, the remaining interest in two of such companies is owned by Petru Willkovits, AJK's Vice President and a Roumanian national, and the interest in the remaining company is owned by one of the other two companies. For accounting purposes, the subsidiaries will be treated as if wholly-owned.

         AJK believes that its principal product, Perfect Vodka, is one of the dominant vodka brands available in Roumania comprising approximately at least 20% of the Roumanian vodka market, which market aggregated approximately $25 million in 1999. Sales of Perfect Vodka in Ukraine, Moldova, Tajikistan, Kazakhstan, Hungary and other Central and Eastern European markets totaled approximately $750,000 in 1998.

Roumanian Subsidiaries

         AJK's primary operations are performed by its subsidiary, S.C. Perfect Renaissance, S.R.L., including the purchase of raw materials for AJK's vodka production, the distillation, mixing and bottling operations, ownership of the distillery and bottling plant, lease and purchase of real estate, marketing and sales of vodka and other products. S.C. Perfect Renaissance, S.R.L. was incorporated on November 11, 1994 as a limited liability company under the laws of Roumania.

         S.C. Renaissance S.R.L was established in Timisoara, Roumania on April 15, 1991, as a limited liability company under the laws of Roumania. It is principally involved in the import, marketing and distribution of digital and analog watches from Asia and other jewelry from around the world.

         S.C. Renaissance Alpha 2000, S.R.L. was incorporated on November 22, 1994 as a limited liability company under the laws of Roumania. It is principally involved in the sale of glassware and ornaments.

                                    BUSINESS

Operations-Jewelry and watch business

         AJK's primary products are its vodka products, but AJK operates a jewelry and watch business primarily through its Renaissance, S.R.L. and Renaissance Alpha 2000, subsidiaries. In 1990, after the fall of the communist Ceaucescu regime, Jacob Kieselstein, the President and a director of AJK, organized the predecessor to AJK by setting up a watch and jewelry importing and distribution organization.

         In 1999, gross sales of watches totaled $305,416 while gross sales of jewelry totaled $372,286. Net income after taxes from watches and jewelry was approximately $131,000 and $149,000, respectively. The principal countries of origin are Japan, Hongkong, Taiwan, Brazil, Denmark and England.

         Customers are primarily retail shops throughout Roumania, supplied by a network of 20 sales agents and wholesalers of AJK. The number of shops offering AJK's watches and jewelry increased from 365 shops in 1997 to 420 shops in 1998, 475 shops in 1999 and an expected 522 shops in 2000. Management's gross sales target for 2000 is $900,000 cumulatively for watches and jewelry, with net income of $300,000, and anticipates 20% annual growth if the Roumanian economy continues to improve, although there is no assurance that these goals can be achieved.

         AJK imports and distributes watches under its own name, "Xedox".

Operations-Vodka

         The manufacture of vodka consists mainly of blending alcohol with purified water. Until December 1999, AJK purchased alcohol from outside vendors, mixed and bottled the vodka, and marketed it in Roumania.

         Commencing in December 1999 AJK has operated its own distillery in Timisoara, Roumania. The Roumania distillery has a capacity of 13,000 liters of grain alcohol per day, using locally grown corn as raw material. The plant will operate approximately 335 days per year, 24 hours a day, with the balance of the time used for maintenance and repair.

         The corn is dry-milled, batch-cooked and fermented using commercially available enzymes and dry yeast. The alcohol distillation process is continuous. The plant operation is mostly manual, given the local supply of cheap labor. Operation of the distillery is currently under the training and supervision of Ex-Klar, although Company personnel are being trained in all phases of the plant's operations, which training is expected to continue until the end of 2000.

The Fermentation Process

         Corn is stored in four silos, each having a capacity of approximately 585 metric tons, enough for approximately 60 days' operation. A corn receiving area receives the corn from dump trucks at a rate of approximately 7.5 metric tons per hour. Plant consumption is approximately 36 metric tons per day. The corn is cleaned and mechanically milled into meal containing particles not larger than 1/8" in diameter. The meal is weighed for production and inventory control and yield calculations and discharged into cookers, mixed with hot water and enzymes and cooked and agitated into Mash. The Mash is mixed with yeast and allowed to ferment for approximately 48 hours. Fermentation is exothermic and heat generated during the process must be dissipated.

The Distillation Process

         After fermentation, the Mash, now called "Beer," is pumped into a continuous distillation unit, which reduces the Beer to a concentration of 96% alcohol, while removing impurities known as Cogeners. A boiler burning No. 2 fuel oil heats the distillation unit. The waste products from the fermentation cycle, known as Stillage, is sold to local farmers as animal feed. AJK expects to earn approximately $160,000 per year from the sale of stillage. Another by-product of the distillation process is carbon dioxide, which can be marketed to the soft drink industry. AJK expects to earn approximately $120,000 per year from sale of carbon dioxide. However, some additional equipment is required for the production on carbon dioxide and AJK does not plan to make this additional investment until the year 2002.

         Additionally, AJK expects its distillation plant to earn additional revenues from sales of alcohol and by-products to customers in the chemical industry, pharmaceutical industry, cosmetic industry, and other producers of alcoholic beverages. However, there can be no assurance that AJK will be able to establish sales relationships with any other companies, or whether any such relationships will be maintained or be profitable.

         The 96% alcohol is known as "neutral alcohol", which is tested to conform with specific chemical analyses such as acidity levels, levels of cogeners, color and odor. The neutral alcohol is then mixed with purified water to make vodka. AJK's distillation plant includes a water treatment and purification plant purchased from U.S. Filter Corporation.

         AJK's new distillery has an annual production capacity of approximately
4.3 million liters of neutral alcohol per year. Daily production is approximately 13,000 liters.

The Finishing and Bottling Process

         After the neutral alcohol is blended with purified water ("cut"), it is stored in large securely vented storage tanks. From there, batches are pumped over to blending tanks, where the vodka, now cut to 40% alcohol (80 Proof) is either blended with various flavors or fed directly as "white" vodka to the bottling plant.

         Flavors include Orange, Lemon, Peach, Melon, Blackcurrant, Strawberry and Hot Pepper. Test marketing with other flavors is conducted on a regular basis.

         Flavoring agents are purchased on the world market from suppliers such as International Flavors & Fragrances, Inc., Monsanto and Bayer.

         The bottling plant has a capacity of 60 bottles per minute and is fully automatic. The empty bottles are first rinsed and then go to a rotary filling machine, a capping machine and a labeling machine. They are interconnected by chain conveyors so that the product never needs to be touched by operators.

         After bottling, the product is packed in "re-shippers" (the same cartons in which the empty bottles are supplied from the glass plant) and either conveyed to the plant warehouse or shipped out immediately to satellite warehouses or to distributors. AJK's warehouse system is fully automated and inventory-controlled.

Bank loan for Construction of Roumania Distillery

         In 1998, S.C. Perfect Renaissance SRL, prior to becoming a subsidiary of AJK, entered into an agreement with Ex-Klar Technologies, Inc. for the design, construction, start-up and commissioning of a state-of-the-art distillery with a capacity of 13,000 liters of neutral alcohol per day. The new distillery was completed in late 1999 and began operations in December 1999.

         Perfect Renaissance entered into a loan agreement with Bancorex, the then-principal bank in Timisoara, Roumania, for US$3,918,409 to provide funding for expenses associated with the construction of the distillery and ancillary facilities at an annual interest rate of 14.75% for a five-year term loan upon completion of the distillery, repayable in semi-annual installments of approximately $435,000 including principal plus accrued interest. The loan was secured by Perfect Renaissance's real property, other fixed assets and inventories.

         In late 1998 Bancorex was declared insolvent by the government of Roumania, which controlled Bancorex, and was taken over by Banca Comerciala Romana controlled by the Roumanian government. The Roumanian government created the Roumanian Bank Restructuring Organization ("AVAB", after its initials in the Roumanian language) to handle bank insolvencies. AVAB is similar in concept and organization to the Resolution Trust Corporation created by the United States government at the time of the savings and loan crisis in this country.

         Approximately $1,685,788 of the Company's loan from Bancorex was assigned to AVAB with a monthly repayment schedule with total repayment due by August 31, 2001. AJK anticipates that its entire loan will be assigned to AVAB with a then-established monthly payment schedule. Under the rules of AVAB, loans assigned to it do not accrue additional interest.

Vodka Products

         AJK currently produces ten types of vodka, bottled in four different-sized bottles. AJK sells unflavored vodka in strengths of 50%, 40% and 33%, and vodkas with aromas of lemon, orange, peach, blackcurrant, melon, strawberry and hot pepper (all 40% strength). Additionally, AJK sells an oak-aged vodka as "Baron Vodka" and recently introduced a less expensive brand as "Total Vodka". Each variety of vodka is sold in .5-liter, .7-liter, one-liter and 1.75-liter bottles.

         In addition, AJK produces seven types of liqueurs: Napoleon 444 brandy, raspberry, chocolate, coffee, cherry, pina colada, and vishniak (a sour cherry brandy). Each liqueur is sold in .7-liter bottles.

Distribution, Marketing and Sales of Vodka

         AJK's products are marketed throughout Roumania, Central and Eastern Europe, and are sold in shops, mini-markets, restaurants, hotels and bars. AJK sells through 16 independent, exclusive sales agents and 16 wholesalers, who deal with 47 nonexclusive distributors, employing in turn over 200 agents.

         AJK is conducting studies to determine the feasibility of setting up its own company-owned distribution centers in selected markets.

Licenses

         AJK also has obtained a license to manufacture, bottle and market Bardinet Brandy in Roumania, a product of Cie Bardinet. Cie. Bardinet, Bordeaux, France is an established and well-known producer of Napoleon, VSOP and XO cognacs. Cie. Bardinet supplies certain ingredients to AJK and closely supervises the manufacture of Bardinet products on AJK's premises.

Right of first refusal to acquire Renaissance Perfect

         AJK has a right of first refusal to acquire any shares sold by the shareholders of Renaissance Perfect, a Moldovan company that currently distributes AJK products in Moldova. Renaissance Perfect is 33% owned by Jacob Kieselstein, President and a director of AJK. See "MANAGEMENT - Possible Conflicts of Interest" and "Related Transactions."

Major Competitors

         Major competitors in Central and Eastern Europe include numerous local distillers and bottlers as well as international brands such as "Absolut", "Finlandia" and "Smirnoff". If AJK enters the American market, it will compete with all the major liquor companies doing business in the United States.

Inventory

         AJK's distillery plant has inventory of 60 days' worth of grain, and approximately 20 days' worth of finished, bottled and marketable products. AJK also keeps an inventory of approximately a 30 day supply of glass bottles and labels, and a 60 day supply of flavorings. AJK generally keeps approximately a 60 day supply of watches and jewelry for the watch and jewelry business.

Raw Materials

         AJK purchases its raw materials including corn, grains, bottles, corks, caps, on the open market from various dealers. AJK believes that these materials are readily available from various suppliers. AJK has recently completed the installation of a mile-long gas pipeline to allow it to switch from fuel oil to natural gas. AJK has its own water purification system for blending purposes.

Seasonality

         Sales of vodka, flavored vodka, distilled spirits and liqueurs are not seasonal in nature except for a slight increase in sales in the fourth calendar quarter around end-of-year holidays.

Inflation

         AJK believes that inflation has not had a material impact on its operations to date. Substantial increases in labor, raw materials, transportation and other operating expenses could adversely affect the operations of AJK. Europe, particularly Roumania, may experience different economic conditions than the United States.

Patents and trademarks

         AJK's brand name "Perfect", along with its bottles and labeling, is trademarked in Roumania which trademark registration is effective for 10 years from issuance of a Certificate of Registration by the State Office of Inventions and Trademarks. The following certificates have been issued in Roumania:

         Certificate No. 24903 issued March 18, 1994 with respect to AJK's name, .7 liter bottle and label.
         Certificate No. 28081 issued March 2, 1998 with respect to AJK's name, 1.75 liter bottle and label.
         Certificate No. 24981 issued May 4, 1995 with respect to AJK's Lemon
          Vodka name, bottle and label.
         Certificate No. 27674 issued July 25, 1995 with respect to AJK's
          Orange Vodka name, bottle and label.
         Certificate No. 27685 issued November 23, 1996 with respect to AJK's
          Peach Vodka name, bottle and label.
         Certificate No. 27852 issued November 20, 1996 with respect to AJK's
          Blackcurrant Vodka name, bottle and label.

         AJK was granted the exclusive right to use the trademark "Perfect" in connection with alcoholic beverages in bottles with labels of various shapes, colors, and designs, in combinations, for an indefinite period commencing July 16, 1997, in the Republic of Moldova, by the Ministry of Justice by Certificate No. 17700391 issued June 12, 1997.

         AJK filed U.S. Trademark Application No. 75/910001 to import, market and advertise alcoholic beverages under the trade name "Perfect Vodka."

Regulation

         The operations of AJK are conducted through its wholly-owned operating subsidiaries, which are limited liability companies incorporated under the laws of Roumania, and are subject to extensive regulation by Roumanian governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations.

         AJK believes that it is in substantial compliance in all material respects with applicable laws, rules and regulations. There can be no assurance that laws, rules or regulations will not be adopted in the future which could make compliance much more difficult or expensive, restrict AJK's ability to do business, or otherwise adversely affect the business of AJK.

         Because AJK's business is highly regulated, the laws, rules and regulations applicable to AJK are subject to regular modification and change. There can be no assurance that laws, rules or regulations will not be adopted in the future which could make compliance much more difficult or expensive, restrict AJK's ability to do business, or otherwise adversely affect the business or prospects of AJK.

Insurance

         AJK intends to secure political risk insurance coverage to protect investors from various risks of doing business in Roumania and other formerly communist countries. The policy will cover confiscation, expropriation, nationalization, non-repossession and transfer risks. Coverage attaches in the event the present government, any succeeding government (whether legally in power or otherwise) or any local authority takes any action which may impair the normal operations of AJK and its Management. The policy will cover unlawful seizure of the plant and facilities, inability to operate due to uprisings, terrorism, revolution, illegal acts and other action by government authorities which may prevent AJK from enforcing its rights to run the business in a normal and legal manner.

         The policy will also protect investors against government actions which may prevent AJK from obtaining and remitting dividends, lease payments and interest payments and repatriating capital in U. S. dollars.

         After analyzing and pricing several insurance providers, AJK has selected Aon Risk Services Inc., Miami, Florida to provide coverage. Aon is the second largest provider of insurance services in the world. The policy as bid and offered provides reimbursement for covered losses up to $25,000,000 under the policy. The annual premium is expected to be approximately $375,000, or 1.5% of the policy amount.

Employees

         AJK has 185 full-time employees, including its executive officers.

Property

         AJK's distillery and bottling plant and main offices in Timisoara, Roumania are located in six buildings aggregating 65,000 square feet. In additional to its distillery and bottling plant, AJK maintains the following warehouse and office space. All cities are in Roumania unless otherwise noted All properties listed as Company-owned are owned without indebtedness.

                                                       Area                Annual
Address                      City                   (Sq. Meter)           Lease ($)      Expires
-------------------------------------------------------------------------------------------------
20 Sulina Street             Timisoara                 14,500              Owned          N/A
4 Stefan cel Mare Street     Timisoara                  146.5              4,700
14 V. Lupu Street            Timisoara                    461              Owned          N/A
16 V. Lupu Street            Timisoara                    910              Owned          N/A
137 Calea Plevnei            Bucharest                  114.4              7,920
122 Drumul Taberei           Bucharest                  46.81              Owned          N/A
15 Gr. Tocilescu Street      Ploieste                      25              132
2 Chimiei Street             Bacau                        140              2,700
9A Republicii Street         Adjud                       22.2              840
42-969 Nicolina Street       Iasi                          15              264
8 Tudor Vladimirescu Blvd    Zalau                       41.3              Owned          N/A
71A Mihai Viteazu Blvd       Zalau                        168              2,040
17 Calea Moldovei            Bistrita                     160              1,800
229 Traian Street            Tr. Severin                   25              1,125
3 Moshe Dayan Road           Yahud, Israel
20533 Biscayne Blvd          Aventura, Florida, USA

                                 USE OF PROCEEDS

         AJK is offering for sale a minimum of 300,000 and a maximum of 600,000 shares of its common stock at a gross price of $5.50 per share. The net proceeds from the maximum offering, after deducting discounts, commissions and expenses will be approximately $3,000,000.

         AJK expects to use the net proceeds from the maximum offering as follows:

Description                                                   Amount                    Percentage

Establish a sales organization in the United
States, open a sales office,
furniture and fixtures and equipment,
personnel, insurance,
warehouse facilities, inventory.                              $  750,000                25%

Advertising and marketing activities                             600,000                20%

Repayment of debt incurred in connection
with the construction of the distillery                        1,000,000              33.3%

General working capital including salaries, rent
utilities, supplies and telecommunications                       450,000                15%

Reserve                                                          200,000               6.7%

Total                                                        $ 3,000,000             100.0%


         In the event only the minimum offering is sold, AJK expects the net proceeds from the minimum offering, after deducting discounts, commissions and expenses will be approximately $1,485,000 ($1,650,000 minus $165,000), which AJK will devote primarily to establishing its United States sales and marketing operations.

                                 DIVIDEND POLICY

         AJK presently does not intend to pay cash dividends on its common stock in the foreseeable future and intends to retain future earnings, if any, to finance the expansion and development of its business. Any future decision of AJK's Board of Directors to pay dividends will be made in light of AJK's earnings, financial position, capital requirements and other relevant factors then existing.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       CONDITION AND RESULTS OF OPERATIONS

         The following should be read in connection with AJK's financial statements, including those financial statements of its subsidiaries, related notes and other financial information included elsewhere in this Prospectus.

Background

         Following the anti-Communist revolution and the end of the Ceausescu dictatorship early in 1990, Jacob Kieselstein returned to Roumania and started the Perfect Renaissance companies, selecting the name to signify the family return to Roumania from which it had fled during World War II. Initially AJK imported and distributed jewelry and watches and within several years, achieved a degree of success throughout Roumania. Subsequently AJK decided to enter the vodka business.

         AJK bought grain alcohol from existing distilleries in Roumania and then re-processed the alcohol so as to assure maximum purity and quality. Sales grew from less than $150,000 in 1990 to over $5 million in 1999. As the market expanded and AJK's principal product, "Perfect Vodka," gained market acceptance and popularity throughout Roumania and in nearby countries.

         AJK entered into an agreement in late 1997 with Ex-Klar Technologies, Inc. of Pawling, New York for the construction contract of its own distillery. AJK obtained a letter of credit for the value of the contract, supported by financing from Bancorex, AJK's lead bank. The distillery was completed in December 1999 and commenced production. Ex-Klar will continue to provide technical support and operating personnel for at least another year.

                  Now that AJK controls its own in-house supply of the key raw material, it is in a position to expand its market coverage within Roumania as well to other important markets in central and eastern Europe. In addition, AJK intends to begin marketing its products in the United States. A major portion of the proceeds of this offering will be dedicated to establishing a distribution network, advertising and shelf space acquisition in the United States. AJK has registered the trademark "Perfect Vodka" with the United States Patent and Trademark Office. Discussions are on-going with potential importers and distributors in New York, New Orleans and Los Angeles.

         AJK anticipates that it will be able to compete with other established brands based on its competitive production costs in Roumania and the excellent quality and purity of its products.

         AJK manufactures and bottles Bardinet brandy under an arrangement with Cie. Bardinet of France. AJK is in discussion with an international liquor company regarding the possibility of a joint venture to market such liquor company's products in Roumania utilizing AJK's well-established distribution network.

         Although Roumania has a population approaching 25 million, is in line to become a member of the European Union and the economy is slowly growing and improving, it is nevertheless still a poor country and the general population has limited purchasing power. Therefore the volume of sales of liquor products (if an agreement is concluded) and Bardinet brandy is anticipated to be small and may expand only gradually over several years, if a market exists at all, of which there can be no assurance. The impact of these relationships on AJK's profits will clearly not be very meaningful for some time to come. However, management believes that even a small sales volume of these prestigious brands will lend prestige and visibility to AJK and will contribute to the marketing programs of its own "Perfect" brands.

         AJK employs 185 persons which makes AJK one of the largest employers in the Timisoara area, in a country with a rate of unemployment or underemployment of 35% or more. Management believes that this position makes for good relations with local and national authorities.

         Many of AJK's Roumanian employees are long-term employees and management considers its staff to be well educated. In addition, AJK conducts in-house training and refresher courses for technical and sales staff and from time to time sends selected personnel out of the country for specialized training.

         AJK has made and intends to continue to make shares in AJK available to employees, as rewards and incentives.

         Nevertheless, Roumania is in a volatile and unstable part of the world, in the Balkans between Ukraine and Serbia. AJK has therefore determined to purchase political risk insurance, to cover losses for events such as confiscation, expropriation, nationalization, selective discrimination, deprivation, forced abandonment, forced divestiture, strikes, riots, civil commotion, malicious damage, business interruption and non-availability of hard currency to remit interest, dividends and profits and repatriate capital.

         AJK believes that it will grow and diversify. There are several opportunities in Roumania which would be complementary to the spirits business. There are opportunities in countries adjacent to Roumania, where existing facilities are being offered at a fraction of cost as part of the privatization movement. AJK will also look at opportunities in the United States, especially in the areas of packaged ethnic foods and wine.

Results and Plan of Operations

         AJK's subsidiaries are in a period of steady growth and sustained market development. Sales of AJK's own branded products as well as products being marketed under license have increased and are expected to continue to increase.

         The new distillery gives AJK its own supply of neutral alcohol and the distillery is also expected to generate revenues of approximately $160,000 per year from the sale of stillage and approximately $120,000 per year from sale of carbon dioxide. However, some additional equipment is required for the production of carbon dioxide and AJK does not plan to make this additional investment until the year 2002.

         Over time, AJK's jewelry and watch business has become somewhat overshadowed by the liquor business but remains an important source of revenue and profit. Sales of jewelry and watches are projected to be in the area of $900,000 in the year 2000, with a net profit of $280,000. While the existing business is reaching maturity and is not expected to grow dramatically in the coming years, AJK has recently been approached by a major watch company and is in ongoing discussions about a possible exclusive distributorship.

         AJK's growth and market penetration in its primary market in Roumania and elsewhere have met or exceeded AJK's expectations. Roumania experienced a deep recession in 1999 which is reflected in the Company's sales for that year. In addition the Company incurred large expenses in 1999 in connection with the completion and startup of the distillery. Year to year gains in sales and profits of AJK's subsidiaries have exceeded projections and are expected to continue to do so. The Company projects increased sales in 2000 and 2001 based on reasonable expectations for continued improvement of the Roumanian economy and possible revenues from the potential licensing or from sales in the United States. Combined sales and net income from AJK's subsidiaries are:

                                                     Net Income
                  Year           Sales               From Operations
                  ----           -----               ---------------

                  1997           $ 3,128,254            $333,787
                  1998             5,544,717             895,885
                  1999             4,689,593             570,623

         AJK's proposed sale of 600,000 shares of common stock to the public is expected to provide additional working capital to AJK of $3,000,000 after fees, expenses and commissions are deducted. The funds will be employed primarily to gain greater market share by improving and expanding the sales and distribution network and on advertising, which is the lifeblood of the liquor business. In the United States, AJK will aim for penetration of selected markets, with emphasis on the greater New York metropolitan area, southern California, south Florida and the Washington, DC area. In addition, selected markets in Pennsylvania, Ohio and Illinois, where there is a substantial ethnic Roumanian population, will also be addressed.

         For the time being, AJK's aim is to capture only a tiny share of the U.S. market for superpremium imported vodka. However, even a tiny share will have a major impact on AJK's sales and net income.

         Similarly, European markets are huge and a relatively modest marketing effort is expected to yield substantial additional income for AJK over time.

Liquidity and Capital Resources

         AJK's available cash on hand increased from $63,610 at the beginning of 1998 to $203,456 at the end of the year. Available cash on hand at the end of 1999 was $46,680.

         From AJK's founding in 1990, management has been very conservative and prudent in its conduct of the business. The Roumanian economy has been slow to adjust to western free market policies and many sectors, especially the banking sector, have had and continue to have difficulties. As the result, much of AJK's business with its clients is conducted on a cash-for-product basis. Purchases and investments were traditionally supported by cash in banks. Only when AJK decided to build its own distillery, requiring an investment close to $7,000,000, did AJK seek financing from its principal bank in Timisoara. However, Bancorex, the bank holding the loan, was declared insolvent by the government of Roumania and AJK has negotiated with its successors and the Roumanian government. See "Bank loan."

Fiscal Year Ended December 31, 1999 Compared to Fiscal Year Ended December 31, 1998

         Net sales decreased from $5,544,717 in 1998 to $4,689,593 in 1999 due to a deep recession in Roumania. Gross profit decreased from $2,326,651 in 1998 to $1,955,302 in 1999 due to reduced net sales and increased expenses connected with completion and startup of the Company's distillery. Net income after taxes decreased from $895,885 in 1998 to $570,643 in 1999.

         Total assets increased from $7,657,691 in 1998 to $8,703,061 in 1999, largely attributable to an increase in property, plant and equipment arising from completion of the Company's distillery.

         MANAGEMENT

Officers and Directors

         The following table sets forth certain information with respect to AJK's directors, executive officers and key consultants:

Name                      Position
----                      --------

Jacob Kieselstein         Chairman, President, Chief Executive and Director

Petru Willkovits          Vice President and Manager, Watch and Jewelry Division

Violeta Chioreanu         Financial Manager

Curtis J. Sittenfeld      Secretary

Kochava Kieselstein       Director

Juda Erlich               Director

Dalia Levy                Director

Dr. Zvi Yadin             Director

         Jacob Kieselstein, 53, founded the predecessor to Perfect Renaissance in Roumania in 1991. He has been involved in marketing and foreign trade for almost 30 years in Roumania and in Israel. Since 1990, he was the founder and president of AJK Kieselstein Chain Stores Ltd., an Israel chain of jewelry and watch stores no longer active. Mr. Kieselstein is a 33%-shareholder of Renaissance Perfect, a Moldovan company that distributes AJK's products. Mr. Kieselstein studied industrial psychology , economics, finance, accounting and industrial management at Bar-Ilan University in Ramat-Gan, Israel and at the Israeli School for Production and Management. Mr. Kieselstein attained the rank of Captain in the Israeli Defense Forces.

         Petru Willkovits, 49, has been with Perfect Renaissance and its predecessors since 1992. From 1975 until 1989, Mr. Wilkovits worked primarily in the areas of plant maintenance and transportation. Mr. Willkovits received a bachelor of science degree in Mechanical Engineering from the Traian Vula Polytechnic Institute in Timisoara, Roumania and did graduate work in alcohol distillation technology in Louisville, Kentucky. Mr. Willkovits is a reserve captain in the Roumanian Army.

         Violeta Chioreanu, 49, has been the Financial Manager of Perfect Renaissance and its predecessor companies since inception in 1992. Ms. Chioreanu is a graduate of the Economic Academy in Bucharest, Roumania and subsequently did post-graduate high economic studies at Timisoara University in the area of cost studies.

         Curtis J. Sittenfeld, 68, was appointed Secretary of AJK in 2000. Mr. Sittenfeld has been president of TechProjects International, Inc., an international project development consulting firm in Aventura, Florida since April 1993. Prior to forming TechProjects International, Mr. Sittenfeld was Executive Director of Bolinvest Export and International Promotion Project underwritten by the United States Agency for International Development from 1989 to 1993. From 1970 to 1989 he was President of I.R.A.S Development Corp. and Techno-Design Ltd., a NASDAQ-listed international engineering and construction company. From 1955 to 1970 he was President and Chief Executive Officer of National Filter Corporation, a manufacturer of machinery for the food and beverage industries. Mr. Sittenfeld has a bachelor of science degree in Engineering and Economics from the University of Pennsylvania and has taken graduate courses in Economics and Business Administration from City College in New York City (now part of the City University of New York) and in International Negotiations from the Wharton School of Business of the University of Pennsylvania. Mr. Sittenfeld is also a member of the American Chemical Society, the American Society of Agricultural Engineers, the New York Academy of Sciences, the International Wood Products Association, the Korean War Veterans Foundation and was listed in Who's Who in Finance and Industry (22nd ed.). He was the author of four articles published between 1953 and 1991.

         Kochava Kieselstein, 50, has been a Director of AJK since 2000. Mrs. Kieselstein has been a high school teacher at the Ironi "D" High School in Tel Aviv, Israel. Ms. Kieselstein received a bachelor of arts in history and literature from Bar-Ilan University in Ramat-Gan, Israel. Ms. Kieselstein is the wife of Jacob Kieselstein.

         Juda Erlich, 52, has been a Director of AJK since 2000. Mr. Erlich is a certified public accountant in Ramat-Gan, Israel and is also a principal in Erlich Investments & Counseling Ltd. and in Erlich Real Estate Ltd. in Ramat-Gan. In addition, Mr. Erlich is also a director of Gazit Inc., a company listed on the Israel Stock Exchange, and also a director of Atarim Co., and of Chalamish Co., companies that are each wholly-owned by the Israeli government. Mr. Erlich earned his bachelor's degree and Masters in Business Administration from the University of Tel Aviv, Israel and is a member of the Israel Institute of Certified Public Accountants.

         Dalia Levy 52, has been a Director of AJK since 2000. Ms. Levy has been the office manager of Perfect Renaissance and its predecessors since 1985. Ms. Levy attended the Management Center of Bar-Ilan University in Bar-Ilan, Israel.

         Dr. Zvi Yadin, 50, has been a Director of AJK since 2000. Dr. Yadin has been the Clinic Director at the FEGS Mental Health Center in Far Rockaway, New York since 1992. Dr. Yadin has earned Ph.D degrees from Bar-Ilan University, Bar-Ilan, Israel (in Hebrew literature), and Adelphi University, Garden City, New York (in clinical psychology) and has a post-doctoral diploma (in psychoanalysis) from Adelphi. Dr. Yadin is a member of the American Psychological Association and the American Board of Psychological Specialties and is the author of three articles published in the ASPP newsletter.

         All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

Executive Compensation

         Mr. Kieselstein receives from AJK and its subsidiaries a base salary of $120,000 per year and benefits valued at $60,000 per year.

         Mr. Willkovits receives a base salary of $14,000 per year and benefits valued at $10,000 per year.

         Mrs. Chioreanu receives a base salary of $8,000 per year and benefits valued at $4,000 per year.

         Mr. Sittenfeld is the president of TechProjects International, Inc. which has received consulting fees totaling $7,500 per month since April 1999.

         Directors do not receive cash compensation for their services to AJK as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

Employment Agreements

         AJK has not entered into any employment agreements with its executive officers or other employees to date. AJK may enter into employment agreements with them in the future.

Indemnification of Officers, Directors, Employees and Agents

         The Certificate of Incorporation and By-Laws of AJK provide that AJK shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of AJK, as well as any officers or employees of AJK to whom AJK has agreed to grant indemnification.

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director

         For any breach of the director's duty of loyalty to the corporation or its stockholders;

         For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; Under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware; or

         For any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

         The effect of the foregoing is to require AJK to indemnify the officers and directors of AJK for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING AJK PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the effective date of this prospectus regarding the beneficial ownership of AJK's common stock by each officer and director of AJK and by each person who owns in excess of five percent of AJK's common stock.

                                                              Percentage of Shares of Class Owned
                                    Shares of Common Stock      Prior to          After
Name, Position and Address          Beneficially Owned          Offering (1)    Offering (2)
--------------------------------------------------------------------------------------------------

Jacob Kieselstein                      5,000,000 (3)               89.29%                  64.52%
Chairman, President,
Chief Executive and Director

Petru Willkovits                               0 (4)               *                       *
Vice President and Plant Manager

Violeta Chioreanu                            395                   *                       *
Financial Manager

Curtis Sittenfeld                            __                    __                      __
Secretary

Kochava Kieselstein                    5,000,000 (3)               89.29%                  64.52%
Director

Juda Erlich                                    0                   *                       *
Director

Dalia Levy                                     0                   *                       *
Director

Dr. Zvi Yadin                                  0                   *                       *
Director

All officers and directors             5,000,395                   89.29%                  64.53%
as a group (8 persons)

Ferrand Investments Limited            5,000,000                   89.29%                  62.52%
c/o Integro Corporate
Services (BVI) Ltd.
Havelet Trust Company
P.O. Box 348
Road Town Tortola
British Virgin Islands

*   Less than 1 percent

(1) Based upon 5,604,095 shares outstanding.

(2) Assumes maximum number of shares registered will be sold for an outstanding amount of 6,204,095.

(3) Includes 5,000,000 shares owned by Ferrand Investments Limited, a British Virgin Islands corporation of which Mr. Kieselstein is the beneficial owner. Of the 5,000,000 shares held by the named shareholder 1,000,000 are being offered for sale.

(4) Mr. Willkovits is the owner of a small minority of the social capital of two of AJK's Roumanian subsidiaries, but Mr. Willkovits is not the owner of any shares of Company common stock..

             RELATED TRANSACTIONS AND POSSIBLE CONFLICTS OF INTEREST

         AJK distributes its products to parties affiliated with the Company and Jacob Kieselstein, AJK's chairman and chief executive. In 1999, AJK sold $255,793 in products to Impex Renaissance, a Roumanian distributor of vodka, which is 90% owned by AJK Israel. Also in 1999, AJK sold $76,511 in liquor to Renaissance Perfect, a Moldavian company 33% owned by Mr. Kieselstein.

         AJK Perfect Renaissance, Inc. has a right of first refusal to acquire any shares sold by the shareholders of Renaissance Perfect. None of these transactions were bargained for as arms length transactions.

         AJK owes $858,934 to Ferrand Investment Ltd., a British Virgin Islands corporation beneficially owned by Jacob Kieselstein, President and a director of AJK. Ferrand was formerly the majority shareholder of AJK's Roumanian subsidiaries until their acquisition by AJK. AJK also owed $44,150 to AJK Israel, a company also under the control of Jacob Kieselstein.

                             SELLING SECURITYHOLDERS

         AJK is also registering for offer and sale by the holders thereof (the "Selling Securityholders") 1,604,095 shares of common stock. The Selling Securityholders will offer their securities for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act.

         The following table sets forth the beneficial ownership of the Securities of AJK held by each person who is a Selling Securityholder and by all Selling Securityholders as a group.

                                                     Percent of Stock Owned
Name and Address of                                  Prior to         After
Beneficial Owner                   Common Stock    Offering (1)     Offering (2)
--------------------------------------------------------------------------------
Ferrand Investments Limited (3)       1,000,000       89.22%           64.47%
c/o Integro Corporate
    Services (BVI) Ltd.
Havelet Trust Company
P.O. Box 348
Road Town Tortola
British Virgin Islands

Jovanda Ltd.                          250,000         4.46%            0%
18034 Ventura Boulevard
Suite 119
Encino, California 91316

James M. Cassidy                      125,000         2.23%            0%
1504 R Street, N.W.
Washington, DC 20009

James McKillop                        125,000         2.23%            0%
1875 Century Park East
Suite 1165
Los Angeles, California 90067

Ioan Adrian                           200             *                *
str. Timis Triaj nr. 6
Brasov, Romania

Ioan Adrian                           250             *                0%
str. Timis Triaj nr. 6
Brasov, Romania

Silvica Aghiorghiesei                 110             *                0%
str. Pogonici nr. 4
Timisoara, Romania

Nicolae Albert                        150             *                0%
Bobota nr. 435
j. Salaj com, Romania

Nicolae Albu                          200             *                0%
Bd. Alexandru cel Bun nr. 79
Iasi, Romania

Nicolae Albu                          250             *                0%
Bd. Alexandru cel Bun nr. 79
bl. D1, parter
Iasi, Romania

Petre Argetoianu                      150             *                0%
str. Crisana 1
Dr. Tr. Severin, Romania

Constantin Arnautu                    200             *                0%
str. Somesului nr. 8
Resita, Romania

Constantin Arnautu                    250             *                0%
str. Somesului nr. 8
Resita, Romania

Costel Atanasescu                     395             *                0%
Manager
str. Epurelui nr. 3
Timisoara, Romania

Daniel Atanassescu                    150             *                0%
str. Valea Iasului
Curtea de Arges, Romania

Maria Avramica                        150             *                0%
Bd. Revolutiei 3
Timisoara, Romania

Marinela Baciu                        150             *                0%
str. Ipatescu nr. 17
Timisoara, Romania

Constantin Badiant                    190             *                0%
str. Mehedinti nr. 14
Timisoara, Romania

Emerich Balayti                       110             *                0%
dstr. Lisabona nr. 3/1
Timisoara, Romania

Alexandru Balint                      110             *                0%
Dorobantilor bl. 9
Timisoara, Romania

Gheorghe Bancescu                     200             *                0%
str. Zamca nr. 21 bis
Suceava, Romania

Gheorghe Bancescu                     250             *                0%
str. Zamca nr. 21 bis
Suceava, Romania

Marius Banda                          200             *                0%
Bd. Unirii nr. 19
Bucuresti, Romania

Marius Banda                          250             *                0%
Bd. Unirii nr. 19
Bucuresti, Romania

Jeremiah Bar-Joseph                   5,000           *                0%

Iuliana Barlenghea                    110             *                0%
str. Transilvania nr. 9
Timisoara, Romania

Cornel Cristian Barticel              200             *                0%
Str. Iancu de Hunedoara Nr. 45
Miercurea Ciuc, Romania

Daniela Becheru                       150             *                0%
str. Caraiman 68
Bucuresti, Romania

Tibor Becze                           200             *                0%
Bd. Fratiei nr. 26
Miercurea Ciuc, Romania

Simon Bela                            200             *                0%
str. Lemnarilor nr. 18
Odorheiul Secuiesc, Romania

Simon Bela                            250             *                0%
str. Lemnarilor nr. 18
Odorheiul Secuiesc, Romania

Camella Bengescu                      200             *                0%
Str. Laculul Nr. 34
Timisoara, Romania

Edgar Alexandru Bleier                190             *                0%
str. G. Dragalina nr. 35
Timisoara, Romania

Liviu Bobarsc                         150             *                0%
str. Titulescu nr. 6
Timisoara, Romania

Ana Boeru                             190             *                0%
str. Paul Chinezu nr. 4
Timisoara, Romania

Clementina Bonea                      250             *                0%
str. Constructorul bl. B
Petrosani, Romania

Ovidiu Botirca                        250             *                0%
str. Republicii nr. 19
Tirgu Mures, Romania

Florina Botos                         150             *                0%
Str. Tulcea nr. 8
Constanta, Romania

Emil Brancsik                         190             *                0%
Str. Brad nr. 4
Timisoara, Romania

Marin Breje                           285             *                0%
Sales Manager
str. Astrei 3
Zalau, Romania

Dumitru Brisc                         110             *                0%
str. M. cel Batran nr. 27
Timisoara, Romania

Gianina Brumar                        110             *                0%
str. Transilvaniei nr. 9
Timisoara, Romania

Florin Bunda                          110             *                0%
str. Albac nr. 3
Timisoara, Romania

Rodica Burghelea                      150             *                0%
Mioritei nr. 23
Bacau, Romania

Mircea Buzetoiu                       150             *                0%
zona Parvan J5B
Timisoara, Romania

Ioan Chichere                         110             *                0%
al. Farului nr. 12
Timisoara, Romania

Violeta Chioreanu                     415             *                0%
Economic Manager
str. lpatescu 8
Timisoara, Romania

Elisabeta Chioteanu                   250             *                0%
str. Petre Ispirescu nr. 7
Bucuresti, Romania

Liliana Chiu                          190             *                0%
Str. Eroilor 22
Timisoara, Romania

Valentin Cioca                        110             *                0%
al. Cinepei nr. 3
Timisoara, Romania

Maria Ciogolea                        150             *                0%
str. I. Maniu nr. 40
Timisoara, Romania

Valentin Ciuca                        200             *                0%
Str. Vasile Cirlova Nr. 9
Timisoara, Romania

Gheorghe Cernescu Coman               110             *                0%
str. N. Filimon nr. 28
Timisoara, Romania

Minerva Coniac                        200             *                0%
str. Garii, bl. 7
Focsani, Romania

Minerva Coniac                        250             *                0%
str. Garii, bl. 7
Focsani, Romania

Liviu Contiu                          200             *                0%
Bd. Unirii nr. 8
Baia Mare, Romania

Liviu Contiu                          250             *                0%
Bd. Unirii Nr. 8
Baia Mare, Romania

Coca Costiug                          150             *                0%
str. Odobescu nr. 38
Timisoara, Romania

Ivan Cabrera                          10,000          *                0%
4 Charles Colman Blvd.
Pawling, NY 12564

Sara Coon                             500             *                0%
33 Flanagan Hill Rd.
Armenia, NY 12501

Dumitru Cordeanu                      110             *                0%
str. Albac nr. 22
Timisoara, Romania

Eugenia Cota                          150             *                0%
str. Dacilor 6
Piatra Neamt, Romania

Mihai Cracana                         150             *                0%
sos. Nicolina 42
Iasi, Romania

Gheorghe Csavossy                     200             *                0%
Str. Carpati Nr. 4
Oradea, Romania

Adrian Cucu                           110             *                0%
str. Ardealului nr/2/8
Timisoara, Romania

Ovidiu Curuti                         110             *                0%
str. Titulescu nr. 21
Timisoara, Romania

Christian Alexandru Dacu              200             *                0%
Bul. Iullu Maniu Nr. 3
Timisoara, Romania

Dorina Dambolu                        200             *                0%
Str. Hebe Nr. 29
Timisoara, Romania
Lucille DaSilva                       500             *                0%
125 S. Harmony Hill Rd.
Pawling, NY 12564

Mihaela Delca                         200             *                0%
Prelungirea Ghencea nr. 16-18
Bucuresti, Romania

Mihaela Delca                         250             *                0%
Prelungirea Ghencea nr. 16-18
Bucuresti, Romania

Mariana Delescu                       200             *                0%
str. Penes Curcanul nr. 237
Vaslui, Romania

Mariana Delescu                       250             *                0%
str. Penes Curcanul nr. 237
Vaslui, Romania

Adrian Alex. Dinca                    190             *                0%
str. Histria 6
Bucuresti, Romania

Ana Dobre                             110             *                0%
str. Astrilor 34
Timisoara, Romania

Veronica Doloiu                       150             *                0%
str. Mihai Viteazu bl. 4
Bacau, Romania

Gheorghe Dumitru                      110             *                0%
Nou nr. 592
Peciu, Romania

Emilian Ene                           200             *                0%
Bd. Unirii nr. 70
Bucuresti, Romania

Emilian Ene                           250             *                0%
Bd. Unirii nr. 70
Bucuresti, Romania

Iehuda Erlich                         80              *                0%
Tel Aviv
Israel

Erika Fabian                          110             *                0%
str. Agronomiei nr. 15
Timisoara, Romania

Ionel Farcau                          110             *                0%
str. Dreptatea 57
Timisoara, Romania

Oana Felicia                          500             *                0%
Str. Szabo Arpad Nr. 35
Dambrovita, Romania

Keren Gabay                           800             *                0%
76 Rothschild Blvd.
Tel-Aviv, Israel

Pavel Galdos                          200             *                0%
Str. Gheorghe Doja Bloc D 38
Zalau, Romania

Constantin Ganea                      150             *                0%
Bd. Chisinau 20
Bucuresti, Romania

Doina Ganea                           150             *                0%
Bd. Chisinau 21
Bucuresti, Romania

Emanuel Gelber                        3,000           *                0%
4 Stefancel Mare
Timisoara, Romania

Gheorghe Gemes                        190             *                0%
al. Sportivilor 23
Timisoara, Romania

Razvan Georgescu                      150             *                0%
str. Caraiman nr. 68
Bucuresti, Romania

Niculina Gheata                       110             *                0%
str. Slavici Bl. B8
Timisoara, Romania

Ionel Ghizdaveanu                     110             *                0%
str. S. Furtuna nr. 2
Timisoara, Romania

Eugenia Lucia Grapa                   110             *                0%
str. Transilvania nr. 9
Timisoara, Romania

Gabriel Grapa                         110             *                0%
str. Transilvania nr. 9

Timisoara, Romania

Cristian Grigore                      150             *                0%
str. 1 Septembrie 6
Cernavoda, Romania

Mariana Grigore                       150             *                0%
str. Apelor nr. 4
Timisoara, Romania

Romica Florea Grigorescu              110             *                0%
Zona Steaua Bl 15
Timisoara, Romania

Ioan Hadti Pop                        110             *                0%
str. V. Lupu nr. 20
Timisoara, Romania

Miriam Hirschl                        150             *                0%
zona Steaua 39
Timisoara, Romania

Cornel Alexandru Hodor                200             *                0%
Str. Gheorghe Doja Nr. 3
Timisoara, Romania

Dr. Zev Holender                      1,200           *                0%
76 Rothschild Blvd.
Tel-Aviv, Israel

Robert Holcz                          110             *                0%
Str. Rasaritului 37
Timisoara, Romania

Ioan Horvat                           110             *                0%
str. Abrud 76
Bucuresti, Romania

Marius Ilie                           190             *                0%
P. Chinezu nr. 4
Timisoara, Romania

Adrian Ilion                          110             *                0%
str. V. Lupu nr. 17
Timisoara, Romania

Marinel Ilion                         110             *                0%
str. Daliei nr. 15
Timisoara, Romania

Florica Ilion                         110             *                0%
str. V. Lupu nr. 17
Timisoara, Romania

Victor Ionescu                        200             *                0%

Str. Socrate Nr. 10A
Timisoara, Romania

Cristina Jascu                        110             *                0%
str. Lirei nr/3
Timisoara, Romania

Dorel Lucian Julean                   200             *                0%
Str. Mos Ion Roata Nr. 9
Timisoara, Romania

Nedal Kaluf                           200             *                0%
str. Romania Muncitoare nr. 83
Craiova, Romania

Nedal Kaluf                           250             *                0%
str. Romania Muncitoare nr. 83
Craiova, Romania

Eyai Bar-Kayama                       1,000           *                0%
39 Jerusalem Street
Bat-Yam, Israel

Igal Katsif                           500             *                0%
45 Sokolov Street
Tel-Aviv, Israel

Zsolt Kerekes                         190             *                0%
str. Panselelor 12
Bacau, Romania

Magdalena Kiss                        190             *                0%
str. M. Viteazul 24
Zalau, Romania

Boris Kleynburg                       500             *                0%
11 Drysdale Blvd.
Salt Lake City, Utah

Arkadiy Kofman                        500             *                0%
11 Stony Hill Drive
Marlboro, NJ 07751

Eva Lang                              150             *                0%
Intr. Muntilor 6
Timisoara, Romania

Constantin Lazar                      110             *                0%
I. Ciobanului nr. 1
Timisoara, Romania

Dorina Lazarescu                      150             *                0%
str. Brandusei nr. 11
Timisoara, Romania

Nava Leaker                           1,000           *                0%
17/A Hakarmel Street
Kiyiryat-Tivon, Israel

Ioana Lenesiu                         150             *                0%
str. cosmonautilor 4
Timisoara, Romania

Dan Lepadat                           200             *                0%
str. Cozia nr. 36
Rimnicu Vilcea, Romania

Dan Lepadat                           250             *                0%
str. Cozia nr. 36
Rimnicu Vilcea, Romania

Dalia Levi                            395             *                0%
Tel Aviv
Israel

Florentina Lezeu                      150             *                0%
str. Radulescu Motru nr. 20
Bucuresti, Romania

Shmueli Lior                          700             *                0%
1 Brener Street
Kiryat-Ono, Israel

Nicoleta Lucescu                      200             *                0%
str. Decebal bl. R
Deva, Romania

Nicoleta Lucescu                      250             *                0%
str. Decebal bl. R
Deva, Romania

Alexandru Lungu                       190             *                0%
Calea Aradului nr. 120
Timisoara, Romania

Eva Lupas                             200             *                0%
str. Meseriilor nr. 5
Clui, Romania

Eva Lupas                             250             *                0%
str. Meseriilor nr. 5
Clui, Romania

Viorel Lupu                           150             *                0%
zona Steaua nr. 41
Timisoara, Romania

Fanica Machedon                       110             *                0%
str. Vlasiei nr. 4
Timisoara, Romania

Ionut Machedon                        110             *                0%
str. Lacului nr. 12
Timisoara, Romania

Delia Marganovici                     110             *                0%
zona Steaua 36
Timisoara, Romania
Cristian Matis                        110             *                0%
str. Fraternitatii 4
Timisoara, Romania

Aurel Mainea                          150             *                0%
sos. Colentina 76
Bucuresti, Romania

Felicia Manase                        190             *                0%
str. lalomita nr. 41
Timisoara, Romania

Dana Marcela Lupu                     200             *                0%
Str. Alleea Sportivilor Nr. 14
Timisoara, Romania

Mircea Maries                         150             *                0%
str. Barnutiu nr. 114
Zalau, Romania

Sinisa Marin                          150             *                0%
str. M. cel Batran nr. 62
Timisoara, Romania

Camelia Matei                         200             *                0%
str. Campului nr. 22
Tulcea, Romania

Camelia Matei                         250             *                0%
str. Campului nr. 22
Tulcea, Romania

Vicki Maer                            30,000          *                0%
37 Tenafly Drive
New Hyde Park, NY 11040

Robert Maer                           200             *                0%
37 Tenafly Drive
New Hyde Park, NY 11040

Benjamin Maer                         200             *                0%
37 Tenafly Drive
New Hyde Park, NY 11040

Iulian Mereuta                        110             *                0%
str. Postavarului 1
Brasov, Romania

Vasile Miclea                         110             *                0%
Bd. Cetatii 38
Timisoara, Romania

Stela Micu                            285             *                0%
Sales Manager
Al. Farului nr12
Timisoara, Romania

Ioan Miculaiciuc                      110             *                0%
str. Podgoriei nr. 23
Timisoara, Romania

Ciprian Mierea                        110             *                0%
loc. Padureni
Timisoara, Romania

Ion Mierea                            150             *                0%
j. Timis
Padureni, Romania

Maria Militaru                        110             *                0%
str. Valiug 14
Timisoara, Romania

Maria Milotin                         110             *                0%
str. Progresului 18
Timisoara, Romania

Remus Mitrica                         150             *                0%
str. Ghioceilor
Hunedoara, Romania

Eugen Mocan                           150             *                0%
C. Sagului nr. 1
Timisoara, Romania

Simona Molnar                         150             *                0%
str. C. Brancoveanu 168
Timisoara, Romania

Stefan Molnar                         150             *                0%
str. C. Brancoveanu 168
Timisoara, Romania

Josefina Morosan                      500             *                0%
Calea 13 Sept 235 V3
Bucharest, Romania

Ion Motohon                           110             *                0%
str. Cimpina nr. 32
Timisoara, Romania

Blanca Munteanu                       150             *                0%
str. Poiana Rusca nr. 13

Timisoara, Romania

Gheorghe Muresan                      150             *                0%
str. Pietrosu 2
Bistrita, Romania

Laura Muresan                         150             *                0%
str. Pietrosu nr. 2
Bistrita, Romania

Gabriel Muscalu                       150             *                0%
Cimpia Islaz nr. 141
Craiova, Romania

Andrei Nagy                           150             *                0%
str. Torontal nr. 10
Timisoara, Romania

Clara Nagy                            200             *                0%
str. Buftea nr. 2
Timisoara, Romania

Clara Nagy                            250             *                0%
str. Buftea nr. 2
Timisoara, Romania

Mirela Nagy                           150             *                0%
str. Torontal 10
Timisoara, Romania

Emil Neicu                            200             *                0%
str. Brazda lui Novac nr. 215
Craiova, Romania

Emil Neicu                            250             *                0%
str. Brazda lui Novac nr. 215
Craiova, Romania

Angela Negru                          200             *                0%
Str. Mures Nr. 14
Orastle, Romania

Ionel Nemes                           200             *                0%
Intrarea Sepiel Nr. 8
Timisoara, Romania

Lenuta Nicolaescu                     200             *                0%
Calea Bucuresti, bl. 28
Pitesti, Romania

Lenuta Nicolaescu                     250             *                0%
Calea Bucuresti, bl. 28
Pitesti, Romania

Ana Nicula                            200             *                0%
str. Carpatilor nr. 31
Sibiu, Romania

Ana Nicula                            250             *                0%
str. Carpatilor nr. 31
Sibiu, Romania

Ovidiu Nicula                         150             *                0%
Str. Carpatilor nr. 31
Sibiu, Romania

Dan Nistor                            200             *                0%
Valea Aurie bl. 32
Sibiu, Romania

Dan Nistor                            250             *                0%
Valea Aurie bl. 32
Sibiu, Romania

Adrian Noiculescu                     200             *                0%
Intr. Ciclopului nr. 2
Bucuresti, Romania

Adrian Noiculescu                     250             *                0%
Intr. Ciclopului nr. 2
Bucuresti, Romania

Poliana Oarcea                        150             *                0%
str. Sarmizagetusa 5
Brasov, Romania

Lilia O'Hara                          500             *                0%
32 S. Quaker Hill Road
Pawling, NY 12564

Thomas O'Hara                         100             *                0%
32 S. Quaker Hill Road
Pawling, NY 12564

Dennis O'Hara                         100             *                0%
32 S. Quaker Hill Road
Pawling, NY 12564

Razvan Ionut Olari                    1,000           *                0%
Str. Ilpia Tralana Nr. 34
Timisoara, Romania

Pastita Olaru                         200             *                0%
Cartier Rovine, bl. C34
Craiova, Romania

Pastita Olaru                         250             *                0%
Cartier Rovine, bl. C34
Craiova, Romania

Minel Oncio                           200             *                0%
str. Depozitelor nr. 14
Pitesti, Romania

Minel Oncio                           250             *                0%
str. Depozitelor nr. 14
Pitesti, Romania

Cezar Oprea                           150             *                0%
str. Agriselor 5
Ploiesti, Romania

Cosmin Oprea                          110             *                0%
str. Ardealului nr. 2/8
Timisoara, Romania

Vasile Paceagiu                       110             *                0%
str. Ipatescu nr. 13
Timisoara, Romania

Gheorghe Panait                       250             *                0%
sect. 3, Bd. M. Bravu nr. 288
Bucuresti, Romania

Vasile Pancec                         110             *                0%
j. Timis
Remetea, Romania

Florian Parvu                         150             *                0%
str. Banatului 133
Pitesti, Romania

Flaviu Pasare                         110             *                0%
str. Ipatescu nr. 16
Timisoara, Romania

Ionela Pascaru                        110             *                0%
al. Poenitei nr. 6
Timisoara, Romania

Claudiu Patru                         110             *                0%
str. I. Vacarescu nr. 37
Timisoara, Romania

Bianca Patrul                         200             *                0%
Aleea Poenitel Nr. 5
Timisoara, Romania

Haim Peres                            500             *                0%
5 Ilitit Street
Richon-le-Tzion, Israel

Anita Petru                           150             *                0%
Intr. Jean Steriade
Bucuresti, Romania

Lajos Piroska                         200             *                0%
Str. Dej Nr. 9
Timisoara, Romania

Marius Poenaru                        190             *                0%
str. Enercu B4
Craiova, Romania

Claudiu Pop                           110             *                0%
j. Timis
Becicherecul Mic, Romania

Ramona Pop                            110             *                0%
str. Ardealului 2/12
Timisoara, Romania

Victor Popean                         395             *                0%
Str. Culturii nr. 6
Timisoara, Romania

Ion Popescu                           110             *                0%
str. Cercului 10
Timisoara, Romania

Valentin Popescu                      150             *                0%
str. Negoiu nr. 3
Timisoara, Romania

Valeriu Precup                        95              *                0%
Sos. Mihai Bravu Bl. ALMO 3
Bucuresti, Romania

Olimpia Racasan                       150             *                0%
str. Brasov 20
Bucuresti, Romania

Daniel Ranca                          110             *                0%
str. Valiug nr. 10
Timisoara, Romania

Daniel Reznick                        500             *                0%
43/5 Horovitz Street
Rishon-le Tzion, Israel

Marius Roman                          150             *                0%
str. Vladimirescu nr. 50/8
Zalau, Romania

Ion Rosculescu                        110             *                0%
str. Farului 14
Timisoara, Romania

Mioara Rosculescu                     110             *                0%
Al. Farului nr. 14
Timisoara, Romania

Alina Rostek                          110             *                0%
Al. Poenitei nr. 9
Timisoara, Romania

Sorin Rujescu                         110             *                0%
str. V. Lupu nr/8
Timisoara, Romania

Lucian Rusu                           150             *                0%
str. V. Lupu 8
Cluj Napoca, Romania

Ana Sabou                             110             *                0%
str. Fabricii Bl.P/60
Zalau, Romania

Ioan Salman                           110             *                0%
str. Chiriac nr. 9
Timisoara, Romania

Basel Sakshir                         200             *                0%
Bd. 21 Decembrie nr. 146
Cluj, Romania

Basel Sakshir                         250             *                0%
Bd. 21 Decembrie nr. 146
Cluj, Romania

Catalin Savin                         200             *                0%
Str. Rampei nr. 18-20
Iasi, Romania

Catalin Savin                         250             *                0%
Str. Rampei nr. 18-20
Iasi, Romania

Marieta Schipor                       190             *                0%
str. Fagaras 68
Ghiroda Veche, Romania

Batia Shahar                          1,000           *                0%
2 Visoker Street
Petach Tikva, Israel

Daniela Siclovan                      110             *                0%
str. Albac nr. 10
Timisoara, Romania

Mircea Silaghi                        200             *                0%
str. Marasti nr. 10
Satu Mare, Romania

Mircea Silaghi                        250             *                0%
str. Marasti nr. 10
Satu Mare, Romania

Emilian Sima                          150             *                0%
str. Delinesti nr. 8
Bucuresti, Romania

Alexandru Simion                      110             *                0%
str. Fraternitatii 4
Timisoara, Romania

Marian Simion                         110             *                0%
str. Fraternitatii 4
Timisoara, Romania

Gheorghe Sirca                        200             *                0%
Str. Circumvalatunil Nr. 69
Timisoara, Romania

Nachshon Sobol                        700             *                0%
11 Hyalom Street
Holon, Israel

Romeo Somogy                          150             *                0%
str. M. Viteazul nr. 14
Zalau, Romania

Corin Soporean                        150             *                0%
str. Molidului nr. 6
Timisoara, Romania

Dorina Sotter                         200             *                0%
str. Banatul nr. 59
Timisoara, Romania

Dorina Sotter                         250             *                0%
str. Banatul nr. 59
Timisoara, Romania

Elisabeta Spataru                     400             *                0%
Str. Caraiman Nr. 4
Timisoara, Romania

Tatiana Stanca                        150             *                0%
str. Stadion 10
Zalau, Romania

Georgian Stanciu-Raileanu             110             *                0%
str. Andreescu nr 63/A
Timisoara, Romania

Maria Stanclu                         200             *                0%
Aleea Sporivilor Nr. 15
Timisoara, Romania

Mihaela Stepan                        190             *                0%
str. Fagaras 68
Ghiroda Veche, Romania

Casian Steti                          150             *                0%
str. Rasaritului nr. 4
Timisoara, Romania

Victoria Stirbu                       200             *                0%
Str. V.V. Stanclu Nr. 16
Bucuresti, Romania

Scumpina Stoia                        150             *                0%
str. Circumvalatiunii nr. 14
Timisoara, Romania

Florin Stoica                         150             *                0%
compl. Studentesc c19/c
Timisoara, Romania

Ion Stolojan                          110             *                0%
str. Borzesti Bl. A83
Timisoara, Romania

Raimon Stubner                        150             *                0%
str. I.I. de la Brad nr. 36
Timisoara, Romania

Violeta Sucio                         150             *                0%
str. Barierei nr. 8
Oradea, Romania

Gheorghe Tatar                        200             *                0%
Str. Circumvalatiunil Nr. 16
Timisoara, Romania

Ana Tiran                             110             *                0%
Intr. Apelor nr. 8
Timisoara, Romania

Adrian Alex Tiron-Emandi              190             *                0%
str. Bogdanesti 2
Timisoara, Romania

Eugen Doru Tiuhan                     110             *                0%
str. Valiug nr. 26
Timisoara, Romania

Marin Todor                           110             *                0%
str. Stelelor nr. 5
Timisoara, Romania

Gheorghe Tulcan                       150             *                0%
Circumvalatiunii 67
Timisoara, Romania

Rita Umlauf                           190             *                0%
str. Porumbescu nr. 2
Timisoara, Romania

Virgil Umlauf                         190             *                0%
str. Porumbescu nr. 2
Timisoara, Romania

Lenuta Vancea                         150             *                0%
str. 16 DEC. 1989 nr. 79
Timisoara, Romania

Daniela Vit                           200             *                0%
Str. Tudor Vladimirescu Nr. 214
Dumbravita, Romania

Dragomir Vlaicov                      110             *                0%
str. Varga nr. 3
Timisoara, Romania

Iosi Weg                              110             *                0%
Tel Aviv
Israel

Andrei Willkovits                     150             *                0%
str. Privighetorilor nr. 2
Timisoara, Romania

Vlad Willkovits                       190             *                0%
str. Mendeleev nr. 2
Timisoara, Romania

Baluta Wylli                          250             *                0%
bd. Unirii nr. 68
Bucuresti, Romania

Crina Zdravcu                         200             *                0%
str. Chilia Veche nr. 6
Bucuresti, Romania

David Zublin                        1,000             *                0%
125 S. Quaker Hill Road
Pawling, NY 12564

Total                           1,604,095

(1)  Based on 5,604,095 shares outstanding as of the date of this Prospectus.
(2) Assumes all shares registered will be sold assuming the maximum sale of 600,000 shares offered by AJK..
(3) Ferrand Investments Limited is a British Virgin Islands corporation of which Mr. Kieselstein, the President and a director of AJK, is the beneficial owner and may be deemed the beneficial owner of the shares being registered for sale by it. Ferrand Investments Limited owns an aggregate of 5,000,000 shares of common stock of which 1,000,000 are being registered herein for sale.

No Set Offering Price for Selling Shareholders' Shares

         The Shares will be offered by the Selling Securityholders in private transactions. There is not and will not be any set offering price.

Market Making

         If AJK meets the requirements of the NASD OTC Bulletin Board it will apply for listing thereon. When qualified, if ever of which there can be no assurance, AJK intends to apply for quotation of its securities on the Nasdaq SmallCap Market. There can be no assurance that AJK will qualify for listing of its securities on the NASD OTC Bulletin Board or to be quoted on the Nasdaq SmallCap Market. If it should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in AJK's common stock in accordance with Rule 103 of Regulation M.

         Following the completion of this offering, certain broker-dealers may be the principal market makers for the securities offered hereby. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. No assurance can be given that any market making activities, if commenced, will be continued.

Resales of the Securities under State Securities Laws

         The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon sales of Securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the Securities in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). It is anticipated that following the Effective Date the Selling Securityholders' Securities will be eligible for resale in the secondary market in each state.

                            DESCRIPTION OF SECURITIES

Authorized Capital

         The total number of authorized shares of stock of AJK is one hundred million (100,000,000) shares of common stock with a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares with a par value of $.0001 per share.

Incorporation

         AJK Perfect Renaissance, Inc. was incorporated under the laws of Delaware in 1999 under the name Allegiance Acquisition Corporation, which changed its name to AJK Perfect Renaissance, Inc. on July 21, 1999. AJK's certificate of incorporation, by-laws and corporate governance, including matters involving the issuance, redemption and conversion of securities, are subject to the provisions of the Delaware General Corporation Law, as amended and interpreted from time to time.

Common Stock

         AJK's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $.0001 value per share, of which 5,599,095 shares outstanding.

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of AJK, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are, and the shares of common stock offered by AJK pursuant to this Offering will be, when issued and delivered, fully paid and non-assessable.

         Holders of common stock have no preemptive rights to purchase AJK's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

         All outstanding shares of common stock are validly issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and pursuant to a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Noncumulative Voting

         Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Penny Stock Regulation

         The offering price of the Securities has been arbitrarily determined by AJK. If the market price of AJK common stock, if a market for its common stock develops and is maintained, falls below $5.00 per share, then the common stock of AJK may be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. AJK's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $ 200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission related to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell AJK's securities.

Preferred Stock

         AJK's certificate of incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.0001 par value per share. In the case of voluntary or involuntary liquidation, dissolution or winding up of AJK, holders of shares of preferred stock are entitled to receive the liquidation preference before any payment or distribution is made to the holders of common stock or any other series or class of AJK's stock hereafter issued that ranks junior as to liquidation rights to the preferred stock, but holders of the shares of the preferred stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of AJK's stock hereafter issued that ranks senior as to liquidation rights to the preferred stock ("senior liquidation stock") has been paid in full. The holders of preferred stock and all series or classes of AJK's stock hereafter issued that rank on a parity as to liquidation rights with the preferred stock are entitled to share ratable, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the preferred stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by AJK. Neither a consolidation or merger of AJK with another corporation, nor a sale or transfer of all or part of AJK's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of AJK.

         The Board of Directors is authorized to provide for the issuance of additional shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of AJK without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, AJK has no plans to issue any further preferred stock nor adopt any further series, preferences or other classification of preferred stock.

Additional Information Describing Stock

         The above descriptions concerning the stock of AJK do not purport to be complete. Reference is made to AJK's Certificate of Incorporation and By-Laws which are included in the Registration Statement of which this Prospectus is a part and which are available for inspection at AJK's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

Admission to Quotation on Nasdaq SmallCap Market or NASD OTC Bulletin Board

         If AJK meets the qualifications, AJK intends to apply for quotation of its securities on the NASD OTC Bulletin Board. Until AJK meets such qualifications, its securities will be quoted in the daily quotation sheets of the National Quotation Bureau, Inc., commonly known as the "pink sheets". When qualified, if ever of which there can be no assurance, AJK intends to apply for quotation of its securities on the Nasdaq SmallCap Market. There can be no assurance that AJK will qualify for listing of its securities on the NASD OTC Bulletin Board or to be quoted on the Nasdaq SmallCap Market.

         If AJK's Securities are not quoted on the NASD OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, AJK's Securities. The over-the-counter market ("OTC") differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing. If it meets the qualifications for trading securities on the NASD OTC Bulletin Board AJK's Securities will trade on the NASD OTC Bulletin Board until such future time, if at all, that AJK applies and qualifies for admission for listing on the Nasdaq SmallCap Market. There can be no assurance that AJK will qualify or if qualified that it will be accepted for listing of its securities on the NASD Small Cap Market.

         To qualify for admission for listing on the Nasdaq SmallCap Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;
(3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000); (4) have a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have a minimum bid price of $5.00 per share; and (6) have at least 300 beneficial shareholders.

Trading of Shares

         There are no outstanding options, options to purchase, or securities convertible into, the shares of AJK which are not being registered hereby. AJK has not agreed with any shareholders, to register their shares for sale, other than for this registration. AJK does not have any other public offerings in process or proposed.

Transfer Agent

         AJK will apply to StockTrans, Inc., Ardmore, Pennsylvania, to act as transfer agent for its securities.

Reports to Shareholders

         AJK will furnish to holders of its common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. AJK may issue other unaudited interim reports to its shareholders as it deems appropriate.

                              PLAN OF DISTRIBUTION

Arbitrary Determination of Offering Price

         The initial offering price of the shares being offered by AJK has been determined arbitrarily by AJK. Among the factors considered were AJK's potential operations, current financial conditions and financial requirements, estimates of its business potential and prospects, prospects for the Roumanian economic improvement, the general condition of the equities market, and other factors.

Limited State Registration

         AJK will qualify or register its sales of the shares being offered by AJK in a limited number of states. It will not accept subscriptions from investors resident in other states.

Sale of the Shares

         The shares are being offered by AJK on a "direct participation" basis through its officers and directors. AJK anticipates that its executive officers will primarily sell the shares. No sales commission will be paid to any officer or director.

         AJK will pay all expenses incurred in connection with the offer and sale of its shares by its officers and directors. The officers and directors are relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares.

         AJK will hold subscription proceeds in escrow with Citibank N.A. until the minimum offering is achieved. If the minimum offering is not achieved within 6 months of the effective date of the registration statement, AJK will promptly refund all subscription proceeds. If the minimum offering is achieved within 6 months, sales will continue at AJK's option until the maximum offering is achieved.

         AJK may extend the offering if in its sole discretion it determines that such extension is in its best interests. AJK will file an post-effective amendment to this registration statement for such extension if required.

Use of a Broker-Dealer

         AJK may locate a broker-dealer who may offer and sell the shares on terms acceptable to it. If AJK determines to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the shares. AJK anticipates that it would not pay in excess of 10% as a sales commission for any sales of the shares. If a broker-dealer were to sell the shares, it is likely that such broker-dealer would be deemed to be an underwriter of the securities as defined in Section 2(11) of the Securities Act and AJK would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between AJK and such potential broker-dealer. In addition, AJK would be required to file a post-effective amendment to the registration statement of which this prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms. AJK currently has no agreements or understandings with any broker-dealer to offer its shares for sale.

         In order to comply with the applicable securities laws, if any, of certain states, the shares will be offered or sold in such states through registered or licensed brokers or dealers in those states.

Sale of the Selling Securityholder Shares

         AJK will not receive the proceeds of any sale of shares by the Selling Securityholders. The Selling Securityholder shares may be sold to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may from time to time offer their securities for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities for whom they may act as agents. Any underwriters, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the 1933 Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the 1933 Act.

         At the time a particular offer is made by or on the behalf of the Selling Securityholders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Selling Securityholder shares purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the selling securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

         Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a Selling Securityholder, may not simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

         If, at some time, AJK meets the requirements of the Nasdaq SmallCap Market it will apply for listing thereon. If is should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in AJK's common stock in accordance with Rule 103 of Regulation M.

         The shares sold by the Selling Securityholders may be sold from time to time in one or more transactions:

          (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or

         (ii) at prices otherwise negotiated at the time of sale.

         Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

         In order to comply with the applicable securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which has complied.

         AJK will pay all of the expenses incident to the registration of the shares for sale by the Selling Securityholders (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                  LEGAL MATTERS

Legal Proceedings

         AJK is not a party to any litigation and management has no knowledge of any threatened or pending litigation against AJK.

         AJK's subsidiaries are limited liability companies incorporated under the laws of Roumania. Doing business in Roumania is highly structured and bureaucratic. Each Roumanian company's certificate of incorporation must set out exactly what it can and cannot do, who its shareholders are, what its capitalization is, locations in which AJK is doing business, and other ordinary activities. Changes in this information must in many instances be reflected in an official filing, approved by judicial decree sometimes reflected as a "judgment."

Legal Opinion

         Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the common stock, when issued pursuant to the terms hereof will be fully paid and non-assessable. Cassidy & Associates has passed on the validity of the securities being issued but purchasers of the securities offered by this prospectus should not rely on Cassidy & Associates with respect to any other matters.

         James M. Cassidy, a principal of Cassidy & Associates, is a shareholder of AJK.

                                     EXPERTS

         The financial statements of AJK for the year ended December 31, 1999 have been included in reliance upon the report of Weinberg & Company, P.A., certified public accountants, and upon the authority of such firm as expert in accounting. The consolidated financial statements for the three Roumanian subsidiaries for the years ended December 31, 1998 and December 31, 1999 have been included in reliance upon the report of Arthur Anderson & Co., certified public accountants.

                              FINANCIAL STATEMENTS

                          AJK PERFECT RENAISSANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS



PAGE     1       BALANCE SHEET AS OF MARCH 31, 2000

PAGE     2       STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED
                 MARCH 31, 2000 AND FOR THE PERIOD FROM MARCH 24, 1999
                 (INCEPTION) TO MARCH 31, 2000

PAGE     3       STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED
                 MARCH 31, 2000 AND FOR THE PERIOD FROM MARCH 24, 1999
                 (INCEPTION) TO MARCH 31, 2000

                          AJK PERFECT RENAISSANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                              AS OF MARCH 31, 2000
                                   (UNAUDITED)

                                     ASSETS

Cash                                                                                             $                50
                                                                                                    ------------------

TOTAL ASSETS                                                                                     $                50
------------
                                                                                                    ==================

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                                                                      $              -
                                                                                                    ------------------

STOCKHOLDERS' EQUITY

   Preferred stock, $.0001 par value, 20 million shares authorized, none issued and
     outstanding                                                                                                -
   Common stock, $.0001 par value, 100 million shares authorized, 500,000 issued and
     outstanding                                                                                                  50
   Additional paid in capital                                                                                    535
   Deficit accumulated during development stage                                                                 (535)
                                                                                                    ------------------

TOTAL STOCKHOLDERS' EQUITY                                                                                        50
                                                                                                    ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                       $                50
------------------------------------------
                                                                                                    ==================

                                         AJK PERFECT RENAISSANCE, INC.
                                         (A DEVELOPMENT STAGE COMPANY)
                                           STATEMENTS OF OPERATIONS
                                   FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                    AND FOR THE PERIOD FROM MARCH 24, 1999
                                         (INCEPTION) TO MARCH 31, 2000

                                                  (UNAUDITED)


                                                                   Three months ended              March 24, 1999
                                                                                                (inception) to March
                                                                     March 31, 2000                   31, 2000
                                                                  ----------------------        ----------------------
Income                                                         $                  -          $                  -

EXPENSES

   Organization expense                                                           -                              535
                                                                  ----------------------        ----------------------

      Total Expenses                                                              -                              535
                                                                  ----------------------        ----------------------

NET LOSS                                                       $                  -          $                  (535)
--------
                                                                  ======================        ======================

NET LOSS PER SHARE                                             $                  -          $                 (.001)
                                                                  ======================        ======================

WEIGHTED AVERAGE SHARES OUTSTANDING DURING THE PERIOD                          500,000                       500,000
                                                                  ======================        ======================

                                         AJK PERFECT RENAISSANCE, INC.
                                         (A DEVELOPMENT STAGE COMPANY)
                                           STATEMENTS OF CASH FLOWS
                                   FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                    AND FOR THE PERIOD FROM MARCH 24, 1999
                                         (INCEPTION) TO MARCH 31, 2000

                                                  (UNAUDITED)

                                                                                                   March 24, 1999
                                                                   Three months ended           (inception) to March
                                                                     March 31, 2000                   31, 2000
                                                                  ----------------------        ----------------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                       $                  -          $                  (535)

Adjustment to reconcile net loss to net cash used by operating activities:

   Capitalized income                                                             -                              535
                                                                  ----------------------        ----------------------
     Net cash used in operating activities                                        -                             -
                                                                  ----------------------        ----------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                              -                             -
                                                                  ----------------------        ----------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock - net                                   -                               50
                                                                  ----------------------        ----------------------
     Net cash provided by financing activities                                    -                               50
                                                                  ----------------------        ----------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                             -                               50

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                     50                          -
                                                                  ----------------------        ----------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                      $                    50       $                    50
-----------------------------------------
                                                                  ======================        ======================

                          AJK PERFECT RENNAISANCE, INC.
                          -----------------------------

                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------

                              FINANCIAL STATEMENTS
                              --------------------

                             AS OF DECEMBER 31, 1999
                             -----------------------

                          AJK PERFECT RENAISSANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS
                                    --------

PAGE    1        INDEPENDENT AUDITORS' REPORT

PAGE    2        BALANCE SHEET AS OF DECEMBER 31, 1999

PAGE    3        STATEMENT OF OPERATIONS FOR THE PERIOD FROM MARCH 24, 1999
                 (INCEPTION) TO DECEMBER 31, 1999

PAGE    4        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD
                 FROM MARCH 24, 1999 (INCEPTION) TO DECEMBER 31, 1999

PAGE    5        STATEMENT OF CASH FLOWS FOR THE PERIOD FROM MARCH 24, 1999
                 (INCEPTION) TO DECEMBER 31, 1999

PAGE    6 - 10   NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of:
 AJK Perfect Renaissance
 (A Development Stage Company)

We have audited the accompanying balance sheet of AJK Perfect Renaissance, Inc. (a development stage company) as of December 31, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the period from March 24, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of AJK Perfect Renaissance, Inc.(a development stage company) as of December 31, 1999, and the results of its operations and its cash flows for the period from March 24, 1999 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.

                                WEINBERG & COMPANY, P.A.

Boca Raton, Florida
April 5, 2000 (Except for Note 5
as to which the date is May 5, 2000)

                          AJK PERFECT RENAISSANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                             -----------------------

                                     ASSETS
                                     ------

Cash                                                   $      50
                                                       ---------

TOTAL ASSETS                                           $      50
                                                       =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES                                            $     -
                                                       ----------

STOCKHOLDERS' EQUITY

   Preferred Stock, $.0001 par value, 20 million
    shares authorized, none issued and outstanding           -
   Common Stock, $.0001 par value, 100 million
    shares authorized, 500,000 issued
    and outstanding                                          50
   Additional paid-in capital                               535
   Deficit accumulated during development stage            (535)
                                                       --------

     Total Stockholders' Equity                              50
                                                       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $     50
                                                       ========


                 See accompanying notes to financial statements.

                          AJK PERFECT RENAISSANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                       FOR THE PERIOD FROM MARCH 24, 1999
                        (INCEPTION) TO DECEMBER 31, 1999

Income                                          $      -

Expenses
 Organization expense                                   535
                                                -----------


   Total expenses                                       535
                                                -----------

NET LOSS                                        $      (535)
                                                ===========

 Net loss per share                             $     (.001)
                                                ===========

 Weighted average shares outstanding
  during the period                                 500,000
                                                ===========


                 See accompanying notes to financial statements.

                          AJK PERFECT RENAISSANCE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CHANGES IN
                              STOCKHOLDERS' EQUITY
                       FOR THE PERIOD FROM MARCH 24, 1999
                        (INCEPTION) TO DECEMBER 31, 1999
                        --------------------------------


                                                                    Deficit
                                                  Additional       Accumulated
                               Common Stock        Paid-In        During Devel-
                              Shares    Amount      Capital        opment Stage       Total
                             --------  --------   -----------     --------------    --------

Common stock issuance       5,000,000  $    500   $     -         $      -         $    500

Redemption of common stock (4,500,000)     (450)        -                -             (450)

Expenses contributed
 by stockholder                  -         -             535             -              535

Net loss for the period
 ended December 31, 1999          -         -            -                   (535)     (535)
                           -----------  --------   -----------     --------------   -------

BALANCE AT DECEMBER 31,
 1999                         500,000  $     50   $       535     $         (535)  $     50
                            =========  ========   ===========     ==============   ========


                 See accompanying notes to financial statements.

                          AJK PERFECT RENAISSANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                       FOR THE PERIOD FROM MARCH 24, 1999
                        (INCEPTION) TO DECEMBER 31, 1999
                        --------------------------------

CASH FLOWS FROM
 OPERATING ACTIVITIES:

Net loss                                             $     (535)
Adjustment to reconcile net loss
 to net cash used by operating activities:

Capitalized expenses                                        535
                                                     ----------

 Net cash used in operating activities                      -
                                                     ----------

CASH FLOWS FROM INVESTING ACTIVITIES                        -
                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from issuance of common stock - net              50
                                                     ----------

 Net cash provided by financing activities                   50
                                                     ----------

INCREASE IN CASH AND CASH EQUIVALENTS                        50

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD             -
                                                     ----------

CASH AND CASH EQUIVALENTS - END OF PERIOD            $       50
                                                     ==========


                See accompanying notes to financial statements.

AJK PERFECT RENAISSANCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1999
-----------------------

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A.   Organization and Business Operations

          Allegiance Acquisition Corporation (a development stage company) was incorporated in Delaware on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective July 1, 1999 the Board of Directors and Stockholder changed the Company's name to AJK Perfect Renaissance, Inc. ("The Company"). At December 31, 1999, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is December 31.

          The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof. (See Note
          5)

          B.   Use of Estimates

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          C.   Cash and Cash Equivalents

          For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                          AJK PERFECT RENAISSANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONT'D)

          D.   Income Taxes

          The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 1999.

          E.   Earnings Per Share

          Net loss per common share for the period ended December 31, 1999 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". In computing weighted average shares the redemption of shares discussed in Note 2(B) has been treated as a retroactive recapitalization at inception.

NOTE  2 - STOCKHOLDERS' EQUITY

          A.   Preferred Stock

          The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

                          AJK PERFECT RENAISSANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------

NOTE  2 - STOCKHOLDERS' EQUITY - (CONT'D)

          B.   Common Stock

          The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company originally issued 4,750,000 shares of its common stock to Pierce Mill Associates, Inc. and 125,000 shares each to James McKillop and James Cassidy pursuant to Rule 506 for an aggregate consideration of $500. On May 20, 1999, Pierce Mill Associates, Inc. transferred 250,000 of its shares in the Company to Jovanda Ltd. for $25. On August 1, 1999, the Company redeemed 4,500,000 shares of its common stock from Pierce Mill Associates, Inc. for $450.

          C.   Additional Paid-In Capital

          Additional paid-in capital at December 31, 1999 represents the fair value of the amount of organization costs incurred by a stockholder on behalf of the Company.

NOTE  3 - AGREEMENT

          On May 20, 1999, Perfect Renaissance, Ltd. and affiliates (a group of Romanian Limited Liability Companies) together with any successors (collectively "Perfect Renaissance") entered into an agreement with TPG Capital Corporation ("TPG") (see Note 4) to effect transactions intended to merge or otherwise combine Perfect Renaissance with the Company and for other related matters. The Agreement calls for TPG to provide the following services:

          a.) Advise Perfect Renaissance on the structure of the transactions and actions to be taken by Perfect Renaissance in preparation for the completion of the transactions.

          b.) Merge Perfect Renaissance, or exchange its stock with, or assist in transferring its assets into the Company, which will become a reporting entity under the Securities Exchange Act of 1934, as amended. (See Note 5)

                          AJK PERFECT RENAISSANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------

NOTE  3 - AGREEMENT - (CONT'D)

          c.) Prepare the agreement for the business combination.

          d.) Prepare and file the required forms and documents with the Securities and Exchange Commission for the Company following the business combination.

          e.) Introduce the Company to one or more market makers and assist the Company with listing its securities on the NASD OTC Bulletin Board or, if the Company meets such requirements, apply for admission to the NASDAQ Stock Market or other regional or national stock exchange.

          Perfect Renaissance will pay TPG $75,000 for its services in regard to the aforementioned transactions, of which $25,000 was paid upon execution of the agreement. The balance due of $50,000 will be paid in two $25,000 installments, $25,000 upon the business combination and $25,000 upon filing the required forms with the Securities and Exchange Commission.

          Additionally, Perfect Renaissance granted a 5 year transferable warrant ("TPG Warrant") to acquire up to 500,000 registered shares of the Company's common stock at an exercise price of $5.00 per share.

NOTE  4 - RELATED PARTIES

          Legal counsel to the Company is a firm owned by a stockholder/director of the Company who also owns a controlling interest in the outstanding stock of Pierce Mill Associates and TPG.

NOTE  5 - SUBSEQUENT EVENTS

          The Company has completed an Asset Purchase Agreement with Ferrand Investment Limited, ("Ferrand") a British Virgin Islands holding corporation that owns the Perfect Renaissance Romanian companies.

                          AJK PERFECT RENAISSANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------

NOTE  5 - SUBSEQUENT EVENTS - (CONT'D)

          Under the terms of the Agreement, Ferrand transferred assets consisting of all of its rights, title and interests in the Romanian companies to the Company in exchange for 5,000,000 shares of the Company's voting common stock in a transaction intended to qualify as a reorganization under Internal Revenue Code Sec. 368(a)(1)(c), and a recapitalization of the Perfect Renaissance Romanian companies for financial accounting purposes.

          The Company is also in the process of preparing a Form SB- 2 Registration Statement under the Securities Act of 1933 to register and sell 600,000 shares of new common stock plus 1,604,095 shares already held by stockholders, which includes 1,000,000 shares of the 5,000,000 shares issued under the asset purchase agreement, 500,000 shares held by the stockholders at December 31, 1999 and 104,095 shares issued subsequent to December 31, 1999.

               S.C. PERFECT RENAISSANCE SRL, S.C. RENAISSANCE SRL
                                       AND
                         S.C. RENAISSANCE ALPHA 2000 SRL

                          Combined balance sheets as of
                            March 31, 2000 and 1999

                   (Currency - United States dollars ("USD"))

                            UNAUDITED LIMITED REVIEW


                                                                                           2000           1999
      CURRENT ASSETS:

              Cash                                                                         51,497       180,669
              Trade receivables, net of allowance for doubtful                            293,980       443,455
              Due from related parties                                                     28,757         3,885
              Inventories, net                                                            282,959       332,317
              Other current assets                                                          2,056       351,940
              Deferred tax assets, net                                                          0         5,730

                    Total current assets                                                  659,249     1,317,996

      PROPERTY, PLANT AND EQUIPMENT, net                                                7,290,080       780,724

      CONSTRUCTION-IN-PROGRESS                                                            414,384     6,190,581

      OTHER NON-CURRENT ASSETS                                                            217,569         3,770

                    Total assets                                                        8,581,282     8,293,071


LIABILITIES AND SHAREHOLDERS' EQUITY:

      CURRENT LIABILITIES:

              Short-term bank borrowings                                                   42,934       242,175
              Current portion of long-term debt                                         1,820,756     4,183,445
              Trade payables                                                              461,728       429,988
              Due to related parties                                                       48,674       906,130
              Other current liabilities and accrued expenses                              430,919       471,444

                    Total current liabilities                                           2,805,010     6,233,182

      LONG-TERM LIABILITIES:

              Long-term debt, net of current portion                                    2,912,684       265,036
              Long-term debt to a related party                                           820,000
              Taxes payable                                                                81,847       132,249

   TOTAL  LONG TERM LIABILITIES                                                         3,814,532       397,285

      COMMITMENTS AND CONTINGENCIES

      SHAREHOLDERS' EQUITY:

              Paid-in capital                                                             490,265       458,295
              Retained earnings                                                         1,471,475     1,204,308

                    Total shareholders' equity                                          1,961,740     1,662,603

                    Total liabilities and shareholders' equity                          8,581,282     8,293,071

               S.C. PERFECT RENAISSANCE SRL, S.C. RENAISSANCE SRL
                                       AND
                         S.C. RENAISSANCE ALPHA 2000 SRL

               Combined statements of income for the period ended
                             March 31, 2000 and 1999

                   (Currency - United States dollars ("USD"))

                            UNAUDITED LIMITED REVIEW


                                                                                    2000                  1999

NET SALES                                                                           1,079,170             1,155,824

COST OF SALES                                                                        (703,891)             (719,984)

      Gross profit                                                                    375,279               435,840

SELLING, GENERAL AND

      ADMINISTRATIVE EXPESES                                                         (163,898)             (101,063)

FINANCIAL EXPENSES, net                                                              (345,982)           (1,889,387)

OTHER EXPENSE, net                                                                    (26,526)               (9,289)

TRANSLATION GAIN, net                                                                 436,541             1,795,226

      Income before provision for taxes                                               275,414               231,327

PROVISION FOR TAXES:

       - Current
       - Deferrend

      Net income                                                                      275,414               231,327

               S.C. PERFECT RENAISSANCE SRL, S.C. RENAISSANCE SRL
                                       AND
                         S.C. RENAISSANCE ALPHA 2000 SRL

             Combined statements of cash flows for the period ended
                             March 31, 2000 and 1999

                   (Currency - United States dollars ("USD"))


                            UNAUDITED LIMITED REVIEW


                                                                                                  2000          1999

CASH FLOWS FROM OPERATING ACTIVITIES:

       Net income for the year                                                                      275,414       231,327
       Adjustments to reconcile net income to net cash provided by operating activities:
             Depreciation                                                                            25,306        21,901
             Decrease in deferred tax asset                                                               0         2,079

       Changes in operating assets and liabilities:

             Trade receivables, net                                                                 329,534       182,216
             Inventories, net                                                                        89,626       148,440
             Other current assets                                                                       323       (18,846)
             Due from related parties                                                                29,382        15,839
             Trade payables                                                                        (251,793)       12,712
             Due to related parties                                                                 (65,977)       64,703
             Other current liabilities and accrued expenses                                         (63,186)     (246,397)
             Other non-current assets                                                              (212,694)        1,368
             Long-term taxes payable                                                                 68,702       132,249

                   Net cash provided by operating activities                                        224,636       547,592

CASH FLOW FROM INVESTING ACTIVITIES:

       Additions to property, plant and equipment                                                   (14,014)      (24,180)
       Additions to construction in progress                                                       (120,867)     (986,984)

                   Net cash used in investing activities                                           (134,881)   (1,011,164)

CASH FLOW FROM FINANCING ACTIVITIES:

       Cash proceeds from bank borrowings                                                            15,104       (89,287)
       Cash proceeds from long-term debt                                                           (100,043)      530,072


                   Net cash provided by financing activities                                        (84,939)      440,785

(DECREASE)/INCREASE IN CASH                                                                           4,817       (22,787)

CASH AT THE BEGINNING OF THE PERIOD                                                                  46,680       203,456

CASH AT THE END OF THE PERIOD                                                                        51,497       180,669

             S. C. PERFECT RENAISSANCE, SRL, S. C. RENAISSANCE, SRL
                                       AND
                        S. C. RENAISSANCE ALPHA 2000, SRL

                          COMBINED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998


              TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors' and Shareholders' of
     S. C. Perfect Renaissance, SRL, S. C. Renaissance, SRL and
     S. C. Renaissance Alpha 2000, SRL


1. We have audited the accompanying combined balance sheets of S. C. Perfect Renaissance, SRL, S. C. Renaissance, SRL and S. C. Renaissance Alpha 2000, SRL (altogether, the "Companies"), as of December 31, 1999 and 1998 and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

2. We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

3. In our opinion, the combined financial statements referred to in the first paragraph above, present fairly, in all material respects, the combined financial position of the Companies as of December 31, 1999 and 1998 and the results of their operations for the years then ended and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

4. The accompanying combined financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Note 23 to the accompanying combined financial statements, as of December 31, 1999, the Companies combined current liabilities exceeded their combined current assets by United States Dollars ("USD") 1,807,609 that raises substantial doubt about their ability to continue as a going concern. Management's plan in regard to this matter is also described in Note 23. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bucharest, Romania,
April 14, 2000 (except with respect to the matters discussed in Notes 1 and 24
(iii) and (iv), as to which the dates are May 5, 2000 and May 24, 2000)

Arthur Andersen SRL

Paolo Biondi

             S. C. PERFECT RENAISSANCE, SRL, S. C. RENAISSANCE, SRL
                                       AND
                        S. C. RENAISSANCE ALPHA 2000, SRL

                          Combined balance sheets as of
                           December 31, 1999 and 1998
                   (Currency - United States dollars ("USD"))


                                                               Note      1999        1998
                                                                        -----        ----


ASSETS:

CURRENT ASSETS:
  Cash                                                           4      46,680     203,456
  Trade receivables, net of allowance for doubtful
  accounts of USD 133,942 and USD 54,177, respectively           5     623,514     625,671
  Due from related parties                                       6      58,139      19,724
  Inventories, net                                               7     372,585     480,757
  Other current assets                                           8       2,379     333,094
  Deferred tax assets, net                                      17          --       7,809
                                                                     ---------   ---------
   Total current assets                                              1,103,297   1,670,511
PROPERTY, PLANT AND EQUIPMENT, net                               9   7,301,372     778,445

CONSTRUCTION-IN-PROGRESS                                        10     293,517   5,203,597

OTHER NON-CURRENT ASSETS                                                 4,875       5,138
                                                                     ---------   ---------
   Total assets                                                      8,703,061   7,657,691
                                                                     =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:

  Short-term bank borrowings                                    11      27,830     331,462
  Current portion of long-term debt                             12   1,560,799   3,918,409
  Trade payables                                                13     713,521     417,276
  Due to related parties                                        14     114,651     841,427
  Other current liabilities and accrued expenses                15     494,105     717,841
                                                                     ---------   ---------
   Total current liabilities                                         2,910,906   6,226,415

LONG-TERM LIABILITIES:

  Long-term debt, net of current portion                        12   3,272,684          --
  Long-term debt to a related party                             14     820,000          --
  Taxes payable                                                 15      13,145          --


COMMITMENTS AND CONTINGENCIES                                   23

SHAREHOLDERS' EQUITY:

  Paid-in capital                                               16     490,265     458,295
  Retained earnings                                                  1,196,061     972,981
                                                                     ---------   ---------
   Total shareholders' equity                                        1,686,326   1,431,276
                                                                     ---------   ---------

   Total liabilities and shareholders' equity                        8,703,061   7,657,691
                                                                     =========   =========

    The accompanying notes are integral part of these combined statements.

             S. C. PERFECT RENAISSANCE, SRL, S. C. RENAISSANCE, SRL
                                       AND

                        S. C. RENAISSANCE ALPHA 2000, SRL

                Combined statements of income for the years ended
                           December 31, 1999 and 1998
                   (Currency - United States dollars ("USD"))

                                           Note      1999        1998
                                                    -----        ----


NET SALES                                   18     4,689,593     5,544,717
COST OF SALES                               18    (2,734,291)   (3,218,066)
                                                  ----------    ----------
   Gross profit                             18     1,955,302     2,326,651
SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES                     19      (802,417)     (577,826)
FINANCIAL EXPENSE, net                      20       (50,958)     (114,732)
OTHER EXPENSE, net                                  (169,245)     (314,942)

TRANSLATION LOSS, net                               (353,330)     (101,947)
                                                  ----------    ----------
  Income before provision for taxes                  579,352     1,217,204

PROVISION FOR TAXES:                        17

  - Current                                             (920)     (130,335)
  - Deferred                                          (7,809)     (190,984)
                                                  ----------    ----------

Net income                                           570,623       895,885
                                                  ==========    ==========


    The accompanying notes are integral part of these combined statements.

             S. C. PERFECT RENAISSANCE, SRL, S. C. RENAISSANCE, SRL
                                       AND

                        S. C. RENAISSANCE ALPHA 2000, SRL

         Combined statements of shareholders' equity for the years ended
                           December 31, 1999 and 1998

                   (Currency - United States dollars ("USD"))


                                                                     Total
                                         Paid-in     Retained     shareholders'
                                         capital     earnings       equity
                                         -------     --------     ------------
Balances at December 31, 1997             370,895      661,883     1,032,778
                                          -------    ---------    ------------
Issuance of capital                        87,400           --        87,400
Payment of dividends                           --     (584,787)     (584,787)
Net income for the year                        --      895,885       895,885
                                          -------    ---------    ------------
Balances at December 31, 1998             458,295      972,981     1,431,276
Transfer of capital (Note 1)               18,769           --        18,769
Issuance of capital                        13,201           --        13,201
Payment of dividends                           --     (297,973)     (297,973)
Profit of 1998 declared but not paid           --      (49,570)      (49,570)
Net income for the year                        --      570,623       570,623
                                          -------    ---------    ------------
Balances at December 31, 1999             490,265    1,196,061     1,686,326
                                          =======    =========    ============

    The accompanying notes are integral part of these combined statements.

             S. C. PERFECT RENAISSANCE, SRL, S. C. RENAISSANCE, SRL
                                       AND

                        S. C. RENAISSANCE ALPHA 2000, SRL

              Combined statements of cash flows for the years ended
                           December 31, 1999 and 1998
                   (Currency - United States dollars ("USD"))


                                                                   1999         1998
                                                                  -----        -----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income for the year                                          570,623       895,885
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation                                                   161,170        91,371
  Decrease in deferred tax asset                                   7,809       190,984

Changes in operating assets and liabilities:

Trade receivables, net                                             2,157      (154,464)
  Inventories, net                                               108,172       284,337
  Other current assets                                           330,715       (93,958)
  Due from related parties                                       (38,415)       55,469
  Trade payables                                                 296,245       158,849
  Due to related parties                                        (776,346)      519,469
  Other current liabilites and accrued expenses                 (223,736)      436,108
  Other non-current assets                                           263           444
  Long-term taxes payable                                         13,145            --
                                                             -----------     ---------
    Net cash provided by operating activities                    451,802     2,384,494
CASH FLOWS FROM INVESTING ACTIVITIES:

  Additions to property, plant and equipment                     (31,434)     (280,789)
  Additions to construction in progress                       (1,742,583)   (5,056,271)
                                                             -----------     ---------
    Net cash used in investing activities                     (1,774,017)   (5,337,060)

CASH FLOWS FROM FINANCING ACTIVITIES:

  Cash proceeds from bank borrowings                              27,830     3,589,799
  Cash proceeds from long-term debt                              583,612            --
  Increase in long-term debt to a related party                  820,000            --
  Transfer of capital                                             18,769            --
  Proceeds from issuance of capital                               13,201        87,400
  Payment of dividends                                          (297,973)     (584,787)
                                                             -----------     ---------
    Net cash provided by financing activities                  1,165,439     3,092,412
(DECREASE)/INCREASE IN CASH                                     (156,776)      139,846

CASH AT THE BEGINNING OF THE YEAR                                203,456        63,610
                                                             -----------     ---------
CASH AT THE END OF THE YEAR                                       46,680       203,456
                                                             ===========     =========

     The accompanying notes are integral part of these combined statements.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                       AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


1. INCORPORATION AND PRINCIPAL ACTIVITIES OF THE COMPANIES:

S. C. Perfect Renaissance, SRL ("Perfect"), with head office in Str. Vasile Lupu, nr. 16, Timisoara, registered in the Official Commercial Register of Timis under the number J35/2863/1994, is a limited liability company. During 1998 Perfect was dedicated mainly to the production and sale of vodka and liquors (alcoholic beverages) and in 1999 to the production and sale of vodka and liquors (alcoholic beverages) and to the sale of glassware and ornaments.

S. C. Renaissance, SRL ("Renaissance"), with head office in Str. Stefan cel Mare, nr. 4, et. 1 Apt 5, Timisoara, registered in the Official Commercial Register of Timis under the number J35/321/1991 is a limited liability company, During 1998 Renaissance was dedicated mainly to the sale of vodka and liquors and in 1999 has no significant operations.

S. C. Renaissance Alpha 2000, SRL ("Alpha"), with head office in Str. Vasile Lupu, nr. 16, Timisoara, registered in the Official Commercial Register of Timis under the number J35/3065/1994, is a limited liability company. During 1998 Alpha was dedicated mainly to the sale of glassware and ornaments and in 1999 to sale of vodka and liquors.

As of December 31, 1999 and 1998, Perfect, Renaissance and Alpha (altogether, the "Companies") have the same management.

As of December 31, 1999 and 1998, the breakdown of shareholders and their respective shareholding percentages in the Companies is as follows:


                                As of December 31, 1999 (%)           As of December 31, 1998 (%)
                            ------------------------------------- ------------------------------------
                            Perfect      Renaissance     Alpha     Perfect    Renaissance     Alpha
                            ---------  ---------------- --------- ---------- --------------- ---------
Ferrand Investment
   Limited ("Ferrand")       99.995           -          90.9        97            -          90.9
A.J.K.  Kieselstein
   Chain Stores,
   LTD.("AJK")                 -             90            -          -            90           -
Renaissance                   0.005           -            -          3            -            -
Petru Willkovits               -             10           9.1         -            10          9.1
                            ---------  ---------------- --------- ---------- --------------- ---------
              Total           100           100           100       100           100          100
                            =========  ================ ========= ========== =============== =========

During 1999 Renaissance transferred, free of charge, share capital owned in Perfect, representing 2.995% of Perfect's share capital, to Ferrand.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                       AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


Ferrand, a company incorporated in the British Virgin Islands, and AJK, a company incorporated in Israel, are under the control of the same shareholder, namely, Mr. Jacob Kieselstein ("JK"). As explained in Notes 6 and 14, the Companies have significant transactions with the above-mentioned related parties.

In May 5, 2000, Ferrand concluded an asset transfer agreement with AJK Perfect Renaissance, Inc, a company incorporated in Delaware, United States of America. Through this asset transfer, Ferrand obtained 5,000,000 shares of the voting common stock of AJK Perfect Renaissance, Inc and transferred the shares presently owned in the Companies to AJK Perfect Renaissance, Inc.. As a result, the attached financial statements present the combined balance sheets and results of operations and cash flows of the Companies.

Additionally, Ferrand has intention to exchange the accounts receivable and other receivables it detains over the Companies with shares in AJK Perfect Renaissance, Inc. (Note 14).

In 1999, all the vodka and liquor produced by Perfect was sold in Romania (1998
- 99.5%). The glassware and ornaments are sold in the Romanian market.

The Romanian vodka market is very competitive in terms of local producers, imported vodka and both local and foreign substitutes, and is mainly based on the low selling price.

Alcohol, which is a significant part of the production cost, and other raw materials are acquired on the local market. In 1998, Perfect started the construction of an alcohol distillery in order to assure the supply of its main raw material on a timely basis. The main raw material to be used in the production of alcohol will be corn, which will be acquired on the local market. In December 1999, the construction of the alcohol distillery was completed and alcohol production was started on a test basis to be done at Perfect's premises. On February 1, 2000, Perfect obtained license to produce alcohol, but as of April 16, 2000 has not obtained the license to sell alcohol. Perfect's management expects to obtain the license to sell alcohol during 2000.

The alcohol production capacity of the distillery is estimated in 13,000 liters of alcohol per day. During 1999, Perfect consumed approximately 731,056 liters of alcohol (1998: 649,627 liters).

The formula to produce vodka was acquired by JK at no cost who then provided it to Perfect. There is no license fee paid for its use. The brand name, Perfect, is registered.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                       AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


As of and for the years ended December 31, 1999 and 1998, a summary of the significant accounts balances of the Companies, before and after combination, was as follows:


                                                            December 31, 1999
                         ----------------------------------------------------------------------------------------
                           Perfect       Renaissance       Alpha        Total        Elimination     Combined
                         -------------  --------------- ------------ -------------  -------------- --------------
Total assets                8,673,731           45,496       43,280      8,672,507        (59,446)      8,703,061
Total shareholders'
   equity                   1,683,527            2,525          274      1,686,326           -          1,686,326
Net sales                   4,672,706              -        177,292      4,849,998       (160,405)      4,689,593
Net income/(loss)             668,224          (54,401)     (43,200)       570,623           -            570,623

                                                            December 31, 1998
                         ----------------------------------------------------------------------------------------
                           Perfect      Renaissance       Alpha         Total        Elimination     Combined
                         ------------  --------------- ------------ --------------  -------------- --------------
Total assets                7,501,317          212,035       84,895      7,798,247       (140,556)      7,657,691
Total shareholders'
   equity                   1,207,623          180,250       62,171      1,450,044        (18,768)      1,431,276
Net sales                   5,152,334          424,152       81,316      5,657,802       (113,085)      5,544,717
Net income/(loss)           1,033,284          (75,992)     (61,407)       895,885           -            895,885

The decrease in net sales and total assets of Renaissance and Alpha from 1998 to 1999 are due to the transfer of certain operations to Perfect.


2. BASIS OF PRESENTATION AND COMBINATION:

a)       Basis of presentation:

The Companies maintain their statutory books of account and prepare their statutory financial statements in accordance with Romanian Law and generally accepted accounting principles in Romania ("RAS"). The accompanying combined financial statements are based on the statutory records, which are maintained under the historical cost convention (except for the revaluation of tangibles) with adjustments and reclassifications, including the remeasurement of operations and balances in Romanian Lei ("ROL") into United States dollars ("USD") for the purpose of presentation in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of April 14, 2000, the statutory financial statements of the Companies are pending the approval from the shareholders. It is management conviction that they will be approved without material changes.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                       AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


b)       Combination:

As explained in Note 1, the Companies are under the same control and are managed as if they were one single entity. Management considers that these combined financial statements are more meaningful then the individual financial statements.

These combined financial statements are the result of the aggregation, on a line by line basis, of similar items of assets, liabilities, equity and expenses. During this process intercompany receivables and payables, and all significant intercompany transactions and resulting unrealized profits or losses, are eliminated.

3. SIGNIFICANT ACCOUNTING POLICIES:

A summary of significant accounting policies applied in preparation of the accompanying combined financial statements, is set out below:

a)       Reporting currency:

The Companies maintains their statutory records in conformity with Romanian Accounting Law, in Romanian Lei ("ROL"). As mentioned in Note 2 a), the accompanying combined financial statements have been presented in accordance with US GAAP and are presented in USD, applying the remeasurement principles defined in the Statements on Financial Accounting Standards ("SFAS") 52, issued by the Financial Accounting Standards Board of the United States of America ("FASB").

SFAS 52 requires that the financial statements of an entity that keeps its books in the currency of a hyperinflationary economy be adjusted to take into account the effects of inflation. The standard requires that economies should be regarded as hyperinflationary if the cumulative inflation rate over a period of three years exceeds 100%, among other factors. The general inflation rate in Romania for the period from January 1 to December 31, 1999, 1998 and 1997 were 54%, 41% and 151%, respectively. Therefore, the provisions of SFAS 52 have been adopted in preparing the accompanying combined financial statements.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                       AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


The accompanying financial statements have been translated into USD using the following exchange rates:


                    Caption                                   1999                            1998
                    -------                                   ----                            ----

Monetary assets and liabilities                  Year end (1 USD = 18,255 ROL)   Year end (1 USD = 10,951 ROL)

Equity and Treasury Shares                              Historical rate                 Historical rate

Tangibles                                               Historical rate                 Historical rate

Profit and Loss (except for depreciation         Average rate for the month of   Average rate for the month of
expense)                                                original booking                original booking

Depreciation                                            Historical rate                 Historical rate

Provisions                                       Year end (1 USD = 18,255 ROL)   Year end (1 USD = 10,951 ROL)

Foreign currency transactions:

Balance sheet items denominated in a currency other than the USD have been translated into USD at the exchange rate prevailing at the balance sheet dates or at the exchange rate between the other currency, the ROL and the USD.

b)       Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)       Trade receivables

Trade receivables are shown net of a reserve for doubtful accounts that is recorded for purposes of recording the estimated recoverable amount of these accounts. The reserve is based on specific amounts that are considered uncollectable.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                       AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


d)       Related parties:

For the purpose of the accompanying combined financial statements, the Companies shareholders' and the parties identified by the Companies to be affiliated with them are regarded as and referred to as "related parties".

The Companies have extensive transactions and relationships with related parties. It is possible that the terms of these transactions are not the same as those that would result from transactions among completely unrelated parties.

e)       Inventories:

Raw, subsidiary, purchased merchandised and consumable materials are stated at the lower of cost or net realizable value, computed on an average cost basis.

Finished goods are stated at production cost, which is lower than market value. Production cost includes the cost of raw materials, direct labor, packaging and auxiliary materials. Cost is determined primarily on the basis of weighted average cost.

f)       Property, plant and equipment:

Property, plant and equipment are recorded at cost, including related costs of transportation and duties, which has been restated in accordance with SFAS 52 and capitalized interest cost incurred during the fixed assets' construction period.

Depreciation is provided on a straight-line basis over the estimated useful lives of the assets set out below, based on the historical cost translated as defined in paragraph a).

                                                Years

                                          ------------------
        Buildings                                 25
        Machinery and equipment                   10
        Furniture and fixtures                     5

g)       Taxation:

Current:

The tax provisions for income tax, VAT, and other tax related items are calculated in accordance with Romanian tax law and are accrued for the period to which they relate.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                       AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


Deferred:

Certain items of income and expense are subject to taxation in periods different than those in which they are recognized in the financial statements (temporary differences). The tax effect of these temporary differences is computed as deferred taxation in accordance with SFAS 109 by using the liability method. Valuation allowances are provided to reduce deferred tax assets to the amounts that is more likely than not of being realized.

h)       Revenues and expenses recognition:

Income and expenses are recognized on the accrual basis. Revenues are recognized when ownership title is transferred which is upon delivery of the goods.

i)       New accounting standard:

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in derivative's fair value be recognized currently in the earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

SFAS No. 137 delayed the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. The Companies do not expect the impact of this new statement on the Companies' combined balances sheet or results of operations to be material.

4. CASH:

The breakdown of cash and banks, as of December 31, 1999 and 1998, is as follows:


                                                             1999              1998
                                                       ---------------      ------------

       Bank accounts in ROL                                 40,148           134,242
       Checks                                                1,876            66,365
       Petty cash                                            4,028             2,392
       Bank accounts in foreign currency                       628               457

                                                       ---------------      ------------
       Total                                                46,680           203,456
                                                       ===============      ============

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                       AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


5. TRADE RECEIVABLES, NET:

The breakdown of trade receivables, net, as of December 31, 1999 and 1998, is as follows:


                                                            1999               1998
                                                      ----------------     ------------

        Trade accounts receivable                            757,456          699,848
        Less: Allowance for doubtful accounts               (133,942)         (74,177)

                                                      ----------------     ------------
Total                                                        623,514          625,671
                                                      ================     ============


6. DUE FROM RELATED PARTIES:

The balance due from related parties, as of December 31, 1999 and 1998 and the sales made to them in 1999 and 1998, can be summarized as follows:


                                                 Due from                          Sales
                                       ------------------------------  ------------------------------
                                            1999           1998            1999            1998
                                       --------------- --------------  --------------  --------------

Impex Renaissance, Srl
("Impex")                                      38,035            550         255,793         -
Renaissance Perfect Chisinau
("Perfect Moldova")                            20,104         19,174          76,511         141,885

                                       --------------- --------------  --------------  --------------
Total                                          58,139         19,724         332,304         141,885
                                       =============== ==============  ==============  ==============

Perfect Moldova is a company incorporated in the Republic of Moldova, dedicated to the production of vodka under the brand "Perfect". No fees are paid to the Companies for using the brand name. This company is a related party as it is 33% owned by JK.

Impex is a company incorporated in Romania, dedicated to the distribution of vodka in the Romanian County of Moldavia. This company is 90% owned by AJK and 10% by Mrs. Eugenia Willkovits, wife of Mr. Petru Willkovits.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                       AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


7. INVENTORIES, NET:

As of December 31, 1999 and 1998, inventories can be summarized as follows:

                                                   1999            1998
                                              -------------    --------------

        Raw materials                               91,507           154,724
        Finished goods                             165,577           107,727
        Purchased merchandise                      128,935           149,282
        Packaging                                   41,319           125,237
        Provision for inventories                  (54,753)          (56,213)

                                              -------------    --------------
Total                                              372,585           480,757
                                              =============    ==============


8. OTHER CURRENT ASSETS:

As of December 31, 1999 and 1998, other current assets can be summarized as follows:

                                                      1999            1998
                                                 -------------    --------------

     Value Added Tax ("VAT") to be recovered               203           237,362
     Other receivables                                   2,176            95,732

                                                 -------------    --------------
Total                                                    2,379           333,094
                                                 =============    ==============

Taxes receivable as of December 31, 1998 represent mainly VAT to be recovered from equipment imported for the alcohol distillery.

Other receivables as of December 31, 1999 and 1998 consist mainly of amounts collected by the Companies commissioner's from clients and cashed by the Companies after the balance sheet dates.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                       AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998r.

     (Currency - United States dollars ("USD"), unless otherwise indicated)


9. PROPERTY, PLANT AND EQUIPMENT, NET:

The movements in property, plant and equipment and their related accumulated depreciation for the years ended December 31, 1999 and 1998, are the following:



                        Balances as of                       Balances as of  Transfer                                   Balances as
                          December 31,                         December 31,  from CIP                                   of December
    Translated cost         1997       Additions    Disposals     1998      (Note 10)  Additions  Disposals  Transfers   31, 1999
----------------------  ------------  -----------  -----------  ---------  ----------- ---------  ---------  ---------  -----------
Land                          6,072          --          --        6,072          --        --          --          --        6,072
Buildings                   139,955     138,271          --      278,226   1,072,030     5,745          --      63,709    1,419,710
Machinery and equipment     496,025     132,202      (4,219)     624,008   5,580,633    42,815     (27,545)    (34,784)   6,185,127
Furniture and fixtures       51,822      16,017      (2,248)      65,591          --     1,604          --     (28,925)      38,270
                          ---------   ---------   ---------    ---------   ---------   ---------   ---------   ---------  ----------
         Total              693,874     286,490      (6,467)     973,897   6,652,663    50,164     (27,545)         --    7,649,179
                          ---------   ---------   ---------    ---------   ---------   ---------   ---------   ---------  ----------

                       Balances as of                                Balances as of                                      Balance as
  Accumulated           December 31,        Charge for               December 31,   Charge for                           of December
  depreciation             1997             the year      Disposals     1998         the year   Disposals    Transfers     31, 1999
----------------------  ---------------     ------------  ---------  -----------   -----------  -----------  ----------  -----------
Buildings                        (854)          (10,743)          --     (11,597)     (21,186)          --     (18,351)     (51,134)
Machinery and equipment       (95,729)          (69,735)         206    (165,258)    (138,344)       8,815       3,134     (291,653)
Furniture and fixtures         (8,264)          (10,893)         560     (18,597)      (1,640)          --      15,217       (5,020)
                            ---------         ---------    ---------   ---------    ---------    ---------   ---------    ---------
         Total               (104,847)          (91,371)         766    (195,452)    (161,170)       8,815          --     (348,807
                            ---------         ---------    ---------   ---------    ---------    ---------   ---------    ---------
Net book value                589,027                                    778,445                                          7,301,372
                            =========                                   ========                                          =========

The pledges and mortgages provided by the Companies in connection with the short-term borrowings and long-term debt are disclosed in Note 23.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                       S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

       (Currency - United States Dollars ("USD"), unless otherwise noted)


10. CONSTRUCTION-IN-PROGRESS:

Construction-in-progress ("CIP") consists of equipment, buildings and special constructions not yet put into service. In December 1999, Perfect concluded the construction of the new alcohol plant and installation of related equipment and transferred them to Property, Plant and Equipment (Note 9). In order to finance the acquisition of the equipment, on December 22, 1997 Perfect concluded a contract with Bancorex for a long-term debt, in amount of 3,918,409, representing 85% of the total amount of equipment. Due to the bankruptcy of Bancorex and subsequent merger with Banca Comerciala Romana ("BCR"), in 1999 the loan was transferred to BCR, and is presently held at BCR and Agentia de Valorificare a Activelor Bancar ("AVAB" - organization created by the Romanian Government for bank restructuring) - see also Notes 11 and 12.

The movement of CIP during 1998 and 1999, including the components in it, is as follows:

                            Balance as of                  Balance as                                                Balance as of
                             December 31,                 of December                   Transfers       Disposals     December 31,
                                 1997       Additions      31, 1998       Additions     (Note 9)        (Note 19)         1999
                            ------------  ------------   ------------   ------------  --------------  ------------  ---------------
Cost of equipment for
  alcohol distillery             -          3,918,409      3,918,409       514,366     (4,235,070)      (16,631)          181,074
Customs duties and
  commissions                    -            270,321        270,321       161,511       (431,305)      -                     527
Capitalized interest
  (Note 20)                      -            488,428        488,428       726,616     (1,161,235)      -                  53,809
Warehousing and
  transportation costs           -                959            959       -                 (959)      -                 -
                            ------------  ------------   ------------   -----------  --------------  ------------  ---------------
Total for Distillery             -          4,678,117      4,678,117     1,402,493     (5,828,569)      (16,631)          235,410

Other Projects                 147,326        378,154        525,480       356,721       (824,094)      -                  58,107

                            ------------  ------------   ------------   -----------  --------------  ------------  ---------------
Total                          147,326      5,056,271      5,203,597     1,759,214      (6,652,663)     (16,631)          293,517
                            ============  ============   ============   ===========  ==============  ============  ===============

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                       S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

       (Currency - United States Dollars ("USD"), unless otherwise noted)


11. SHORT-TERM BANK BORROWINGS:

Short-term bank borrowings as of December 31, 1999 and 1998 are as follows:

                                                                                   December 31,
                                                                             -------------------------
                                                          Annual Interest
           Bank                Currency      Maturity        rate (%)           1999         1998
---------------------------   ------------  ------------ ------------------  -----------  ------------

         Bancorex                 USD        Jul, 1996       12.5- 13            -                (*)
                                            - Dec, 1999                                       323,043
         Bancorex                 ROL        Aug, 1999          70               -              8,419
   Banca Comerciala Ion           ROL        Jun, 2000          66               27,830        -
     Tiriac ("BCIT")
                                                                             -----------  ------------
                                                                                 27,830       331,462
                                                                             ===========  ============

(*) Subsequent to December 31, 1998 this loan was transferred to BCR
    (see Notes 12 and 24).


12. LONG-TERM DEBT:

On December 12, 1997 Perfect signed a long-term loan of 3,918,409 (agreement no. 62508) with Bancorex, used to open a letter of credit for Ex-Klar Technologies Inc., New York related to the acquisition of equipment for investment in the new alcohol distillery (Note 10). The loan, which is denominated in USD, has an annual interest rate of 14.75% and is repayable by semi-annual installments of 435,379, started with February 1999 and having the last installment in February 2003.

On July 16, 1999, when the first installment was already past due, Perfect submitted a request to Bancorex in order to reschedule this installment and the future payments. Because Bancorex was in a process of restructuring no decision was taken at that time.

At the end of 1999, Bancorex merged with BCR and the loan, including interest, transferred to BCR. According to the Romanian Government Law that rules the merger between BCR and Bancorex, BCR has the right to transfer any outstanding debts to AVAB. Additionally, from the loans transferred from Bancorex, BCR can transfer future outstanding amounts to AVAB.

On December 14, 1999, BCR transferred to AVAB 1,785,832, representing principal (870,758), interest (including penalty interest) and commissions. The remaining part of the loan,

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                       S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

       (Currency - United States Dollars ("USD"), unless otherwise noted)


amounting to 3,047,651 is held at BCR.

According to the contract signed with Bancorex, now at BCR, in the case that Perfect does not pay the installments in due time, BCR will open a credit line, with no specified payment term, with an interest rate of 18.5% per year, until the complete payment of the debt.

Subsequent to December 31, 1999 the Company reached an agreement with AVAB regarding the set up of a payment rescheduling of the amount transferred from BCR, above mentioned (see Note 24). As stipulated in the agreement, if BCR transfers any amount from the existing loan of 3,047,651 to AVAB, this entity will decide upon the reschedule of the amount transferred, for the period preceding of the existing reschedule, taking into consideration the conditions existing at that time.

The Company's management is confident that the loan, now at BCR will be transferred to AVAB and payments will be rescheduled with AVAB to suit the needs of Perfect.

According to the loan agreement, the Bank can cancel the contract and ask for the immediate payment of all the amounts due, if Perfect is in payment default.

The loan contract contains covenants, including having the fixed assets pledged insured and having BCR as the beneficiary of the insurance (see Note 24).

The schedule for repayments is as follows:

                                               1999

                          -----------------------------------------------
                               AVAB            BCR            Total
                          --------------- --------------- ---------------

                2000             690,041         870,758       1,560,799
                2001           1,095,791         870,758       1,966,549
                2002            -                870,758         870,758
                2003            -                435,377         435,377
                          --------------- --------------- ---------------
Total loans                    1,785,832       3,047,651       4,833,483
                          =============== =============== ===============

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                       S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

       (Currency - United States Dollars ("USD"), unless otherwise noted)


13. TRADE PAYABLES:

As of December 31, 1999 and 1998, trade payables can be summarized as follows:

                                                 1999          1998
                                              -----------    ----------
             Raw material suppliers              630,655       396,550
             Fixed assets suppliers               82,866        20,726
                                              -----------    ----------
             Total                               713,521       417,276
                                              ===========    ==========

As of December 31, 1999, trade payables consist mainly of payables to S. C. Alcorom, S.A., an alcohol supplier, in the amount of ROL 7,973,119 thousand (equivalent to USD 436,764).

As of December 31, 1998, trade payables consist mainly of payables to Perfect raw materials supplier, Roaim Product, S.R.L. in the amount of ROL 3,133,080 thousand (equivalent to USD 286,099).


14. DUE TO RELATED PARTIES:

Balances due to related parties as of December 31, 1999 and 1998 and the purchases made from them in 1999 and 1998, can be summarized as follows:

                                                    Other debts
     December 31, 1999                Payables         (****)        Total payables         Purchases
-----------------------------      --------------   ------------     --------------       -------------
AJK                                   (*) 44,150              -             44,150                   -
Ferrand                             (**) 218,987        639,947      (***) 858,934              15,320
K.A.Y.                                    27,707              -             27,707               2,734
Perfect Moldova                            3,860              -              3,860               6,123
                                   --------------   ------------     --------------       -------------
Total                                    294,704        639,947            934,651              24,177
                                   ==============   ============     ==============       =============

     December 31, 1998                 Payables          Loans       Total payables         Purchases
-----------------------------      --------------   ------------     --------------       -------------
Impex                                          -            720                720                 836
Ferrand                                  800,483              -            800,483             222,485
Associates                                     -         40,224             40,224                   -
                                   --------------   ------------     --------------       -------------
Total                                    800,483         40,944            841,427             223,321
                                   ==============   ============     ==============       =============

(*) Includes dividends payable amounting to ROL 669,042 thousand (equivalent to USD 36,650).

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                       S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States Dollars ("USD"), unless otherwise indicated)

(**) Includes dividends payable amounting to ROL 235,867 thousand (equivalent to USD 12,920).

(***) As of December 31, 1999, Ferrand agreed to transfer the balance of 820,000 as long-term debt and it was reflected as a long-term liability in the accompanying balance sheet as of December 31, 1999

(****) Other debts to Ferrand represent 15% of the acquisition price of the alcohol plant, which was paid in advance by Ferrand to Ex-Klar (the supplier), on behalf of Perfect.


Generally, the commercial relationships between the Companies and the foreign suppliers are done through Ferrand. Ferrand provides advances to the foreign suppliers, who in return supply the goods to the Companies. As of December 31, 1999 and 1998, the amounts due to Ferrand are related with the mentioned advance payments to the Companies' foreign suppliers, regarding mainly the acquisition of raw and auxiliary materials.

The purchases from Ferrand are mainly related with raw materials (essence for vodka) and ornaments.


15. OTHER CURRENT LIABILITIES AND ACCRUED EXPENSES:

                                                   1999             1998
                                               ------------     -----------
        Provision for tax penalties                230,867          47,393
        Taxes and state payables                   156,182         414,663
        Interest accrual                           107,617         245,431
        Other current liabilities                   12,584          10,354
                                               ------------     -----------
                                                   507,250         717,841

        Long-portion of taxes and state
          payables                                (13,145)            -
                                               ------------     -----------
                                                  494,105          717,841
                                               ============     ===========


During 1999 Perfect did not reverse charged VAT and assessed withholding tax for know-how invoiced by Ex-Klar, supplier of the alcohol plant. A provision for tax penalties regarding withholding tax penalties and late interest penalty was booked in order to recognize this liability.

Taxes and state payables represent mainly customs duties related to the import of equipment for the alcohol plant. Subsequent to December 31, 1998, Perfect has rescheduled the payment of VAT and customs duties due to the State.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                       S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States Dollars ("USD"), unless otherwise indicated)


16. PAID-IN CAPITAL:

Paid-in capital is made up of cash contributions and contributions in-kind valued at cost. The paid-in capital of the Companies is composed of quotas ranging from ROL 10,000 to ROL 100,000 per unit. As of December 31, 1999 and 1998, the statutory paid-in capital in ROL, the number of quotas and their value are as follows:

                                   Perfect                    Renaissance                    Alpha
                          --------------------------- ---------------------------- ---------------------------
                              1999          1998          1999           1998          1999          1998
                          ------------- ------------- -------------- ------------- ------------- -------------
        Share capital        1,782,447     1,648,547        188,000       188,000        18,579        18,579
        No. of quotas           17,824        16,485          1,880         1,880         1,858         1,858
        Value (ROL in              100           100            100           100            10            10
        thousand)


The restated share capital amounts are:

                     Company                 1999                  1998
-----------------------------------    ------------------    -----------------
Share capital
      Perfect Renaissance                        439,368              407,398
      Renaissance                                 40,150               40,150
      Renaissance Alpha                           10,747               10,747
                                       ------------------    -----------------
Total                                            490,265              458,295
                                       ==================    =================

In 1999, Perfect issued a number of 1,339 capital quotas to Ferrand, which made an in-kind contribution of production equipment.


17. DEFERRED TAXES:

Until December 7, 1999 Perfect was corporate tax exempt. Starting from December 8, 1999 Perfect is subject to income taxes at the corporate tax rate applicable in Romania. Renaissance and Alpha are subject to income taxes at the corporate tax rate applicable in Romania. The corporate tax rate for profits generated in the years ended December 31, 1999 and 1998 is 38%.

Beginning with January 1, 2000 the Romanian Government changed the corporate tax rate from 38% to 25%, applicable to the profits generated starting with that date.

As required by FASB Statement No. 109 - Accounting for Income Taxes, deferred income taxes are recognized for tax consequences of temporary differences, by applying the statutory tax rate to differences between the financial reporting and the tax basis of existing assets and liabilities.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                       S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States Dollars ("USD"), unless otherwise indicated)


Deferred tax asset/(liability) resulting from temporary differences as of December 31, 1999 are as follows:

                                                                                                      Net deferred
                                                                   Deferred        Deferred tax        tax asset
                     December 31, 1999                            tax assets        liability         /(liability)
------------------------------------------------------------     -------------    ---------------    ---------------
1.       Tax effect of foreign currency accounting for
     assets and liabilities denominated in foreign currency           601,190          (159,892)            441,298

2.       Tax effect of inventories costing method                      13,754              -                 13,754

3.       Tax effect of expense accrual for services
     received                                                          59,306           (73,247)           (13,941)

4.       Tax effect of reserve for accounts receivable                 29,956            (4,297)             25,659

                                                                 -------------    ---------------    ---------------
Total deferred tax                                                    704,206          (237,436)            466,770
                                                                 =============    ===============    ===============

Valuation allowance                                                                                       (466,770)
                                                                                                     ---------------
Deferred Tax, net of valuation allowance                                                                      -
                                                                                                     ===============

The future realization of the tax benefit of the existing deductible temporary difference depends, among other things, of sufficient taxable income, of the appropriate character, within the carryforward period available under the Romanian tax law. As expressed on Note 21, the legislation and fiscal environment in Romania and their implementation into practice change frequently and are subject to different interpretations by various Ministries of the Government.

As of December 31, 1999 since the future realization of the deferred tax assets is uncertain due to expected future statutory losses, the Companies recorded an allowance for the full amount of the deferred tax asset.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                       S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States Dollars ("USD"), unless otherwise indicated)

Deferred tax asset/(liability) resulting from temporary differences as of December 31, 1998 are as follows:

                                                                                                            Net
                                                                                                         deferred
                                                                     Deferred        Deferred tax        tax asset
                     December 31, 1998                              tax assets        liability         /(liability)
------------------------------------------------------------       -------------    ---------------    ---------------
1. Tax effect of reserve for doubtful accounts receivable              15,508                  -            15,508
2. Tax effect of foreign currency accounting for assets
   and liabilities denominated in foreign currency
                                                                            -           (11,005)           (11,005)
3. Tax effect of inventories costing method                             9,939           (24,171)           (14,232)
4. Tax effect of expense accrual for services received
                                                                        2,236                  -             2,236
5. Tax effect of bank commissions                                           -            (6,059)            (6,059)
6. Tax effect of reserve for obsolete and slow moving
   inventories                                                         21,361                  -            21,361

                                                                   -------------    ---------------    ---------------
Total                                                                  49,044           (41,235)             7,809
                                                                   =============    ===============    ===============


The temporary differences are the differences between the tax base of an asset or liability, in the specific circumstance the differences between the value in the Romanian statutory financial statements and its carrying amount in the balance sheet. FASB Statement No.109 prohibits the recognition of a deferred tax liability or asset for differences related to assets and liabilities that are remeasured from the local currency into the functional currency using historical exchange rates and that result from (1) changes in exchange rates or (2) indexing for tax purposes, under SFAS 52 - Foreign Currency Translation. Accordingly, no adjustment for deferred taxes was made regarding the above mentioned differences.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                       S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States Dollars ("USD"), unless otherwise indicated)


The total provision for taxes reflected in the accompanying financial statements is different from the amounts computed by applying the statutory income tax rate of 38% to income before taxes. The items causing this difference are explained below:

                                                                               1999          1998
                                                                            ---------    ------------

Net income before provision for taxes                                         579,352      1,217,204
                                                                            ---------    ------------

Provision for income tax at the statutory income tax rate of 38%             (220,154)      (462,537)

Effect of permanent non-taxable items, including translation gain, net
                                                                              683,035       (119,199)

Tax effect of deferred tax computation at enacted tax rate of 25%            (242,720)             -

Effect of tax holiday                                                         237,880        260,417
                                                                            ---------    ------------

Total                                                                         458,041       (321,319)
                                                                            ---------    ------------

Deferred tax valuation allowance                                             (466,770)             -
                                                                            ---------    ------------

Provision for taxes as per accompanying statement of income                    (8,729)      (321,319)
                                                                            =========    ============

Of which:
- Current                                                                        (920)      (130,335)
- Deferred                                                                     (7,809)      (190,984)
                                                                            ---------    ------------

Total                                                                          (8,729)      (321,319)
                                                                            =========    ============

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                       S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States Dollars ("USD"), unless otherwise indicated)



18. SEGMENT INFORMATION:

Sales and cost of sales for the year ended December 31, 1999 are as follows:

                                                                                  Intercompany
                                  Vodka          Ornaments          Others            sales           Total
--------------------------- ------------------ ---------------  --------------- ----------------- --------------

Sales                                4,103,247        645,912           100,839         (48,788)       4,801,210
Excise duties                        (111,617)              -                -                -        (111,617)
                            ------------------ ---------------  --------------- ----------------- --------------
Net sales                            3,991,630        645,912           100,839         (48,788)       4,689,593

Cost of sales:
Raw materials                      (1,661,164)              -                -            48,788     (1,612,376)
Depreciation                         (148,785)              -                -                         (148,785)
Packaging                            (389,872)              -                -                         (389,872)
Others                                (70,626)              -                -                          (70,626)
Merchandise                          (161,289)      (278,972)          (72,371)                        (512,632)
                            ------------------ ---------------  --------------- ----------------- --------------
Total                              (2,431,736)      (278,972)          (72,371)           48,788     (2,734,291)
                            ------------------ ---------------  --------------- ----------------- --------------

Gross profit                         1,559,894        366,940            28,468                -       1,955,302
                            ================== ===============  =============== ================= ==============


Sales and cost of sales for the year ended December 31, 1998 are as follows:

                                                                                  Intercompany
                                  Vodka          Ornaments          Others            sales           Total
--------------------------- ------------------ ---------------  --------------- ----------------- --------------
Sales                               4,833,633          731,546          292,558         (113,085)      5,744,652
Excise duties                       (199,935)                -                -                 -      (199,935)
                            ------------------ ---------------  --------------- ----------------- --------------
Net sales                           4,633,698          731,546          292,558         (113,085)      5,544,717

Cost of sales:
Raw materials                     (1,906,958)                -                -           113,085    (1,793,873)
Depreciation                         (81,100)                -                -                 -       (81,100)
Packaging                           (389,552)                -                -                 -      (389,552)
Others                              (310,256)                -                -                 -      (310,256)
Merchandise                                -         (429,170)        (214,115)                 -      (643,285)
                            ------------------ ---------------  --------------- ----------------- --------------
Total                             (2,687,866)        (429,170)        (214,115)           113,085    (3,218,066)
                            ------------------ ---------------  --------------- ----------------- --------------

Gross profit                        1,945,832          302,376           78,443                 -      2,326,651
                            ================== ===============  =============== ================= ==============

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


Sales of vodka and ornaments are done in the Romanian market. Other revenues are related to the sale of boxes, glassware and other materials mainly to Perfect Moldova (see Note 6.).

In 1998, excise duty taxes were paid over the sale of alcoholic drinks by the producer. In the beginning of 1998, the law changed and the taxes, instead of being applied to the producer of alcoholic drinks, are applied to the producer of alcohol.

The major vodka clients of the Companies (more than 5% of total Vodka sales) are: Gabis & Pappa Reale (9.47%); Impex Renaissance, a related party - see Note 6 (6.52%); Deovex (6.31%) and Grosbi Impex (5.91%).

There are no ornament clients with more then 5% of total ornament sales.

Reporting of segment assets is not done to the chief operating decision-maker and consequently, it is not presented in the accompanying Notes.

19. SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:

Selling, general and administrative expenses for the years ended December 31, 1999 and 1998, are as follows:

                                                         1999         1998
                                                     ----------    ----------

Personnel                                              180,867       194,290
Provision for bad debts                                 62,456        40,119
Provision for tax penalties (see Note 15)              183,474        47,393
Telecommunication                                       57,001        65,843
Advertising and promotion                               38,579        54,651
Insurance                                               22,108        24,068
Rent                                                    15,405        22,484
Energy and water                                        16,363        19,750
Expenses with other materials                            7,025        11,930
Transportation                                           5,778         9,943
Training related with alcohol distillery (Note 10)      16,631             -
Services rendered by third parties                     107,427         3,053
Other                                                   89,303        84,302

                                                     ----------    ----------
Total                                                  802,417       577,826
                                                     ==========    ==========

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


20. FINANCIAL ITEMS:

Financial items for the years ended December 31, 1999 and 1998, are as follows:

                                                         1999           1998
                                                     -----------    -----------
Financial income

Interest income                                          10,591          2,727
Other financial revenues                                 12,587         22,553
                                                     -----------    -----------
Total financial income                                   23,178         25,280

Financial expense

Gross interest expense                                 (777,796)      (576,748)
Interest capitalized (Note 10)                          726,616        488,428
                                                     -----------    -----------
Interest expense                                        (51,180)       (88,320)
Other financial expenses                                 (3,374)       (51,692)
Other financial losses                                  (19,582)          --
                                                     -----------    -----------
Total financial expense                                 (74,136)      (140,012)
                                                     -----------    -----------
Financial expense, net                                  (50,958)      (114,732)
                                                     ===========    ===========


21. TAXES AND BUSINESS IN ROMANIA:

The legislation and fiscal environment in Romania and their implementation into practice change frequently and are subject to different interpretations by various Ministries of the Government. The Romanian government has a number of agencies that are authorized to conduct audits ("controls") of Romanian companies as well as foreign companies doing business in Romania. These controls are similar in nature to tax audits performed by taxing authorities in many countries, but may extend not only to tax matters but to other legal or regulatory matters in which the applicable agency may be interested. In addition, the agencies conducting these controls appear to be subject to significantly less regulation and the company under review appears to have significantly less practical safeguards than is customary in many countries.

Generally, tax declarations remain open and subject to inspection for a period of five years. Substantially, the Companies tax declarations have been reviewed by the Tax Authorities during 1998 and 1999. As a result, the tax authorities imposed fines and penalties, and the Companies signed agreements with the tax authorities, rescheduling the payment of due taxes and penalties (see Note 15). Management believes that the Companies is in substantial compliance with the tax laws affecting their operations; however, the risk remains that those relevant authorities could take different positions with regard to interpretative issues and the effect could be significant.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)

The fact that a year has been reviewed, and that the Companies signed agreements with the tax authorities rescheduling the payment of due taxes and penalties, does not exempt that year, or any tax declaration applicable to that year, from further review during the five year period.

The region where Romania is located is unstable, and characterized many times by the rise of political and criminal corruption, the lack of experience and unpredictability of the civil justice system. Romania in particular suffers from high unemployment, low wages, low literacy rates, high hyperinflation and rumors of corruption.

Business risks include, among others, internal political or civil unrest, war, or government restrictions. These risks are dynamic and difficult to quantify. The Companies will be subject to the risks normally associated with changes in general national economic conditions or local market conditions, competition, patronage, changes in market rates, and the need to periodically upgrade and replace equipment to maintain desirability, and to pay the costs thereof.

Although many of the governments of the countries of Central and Eastern Europe have liberalized policies on international trade, foreign ownership and development, investment, and currency repatriation, increasing both international trade and investment accordingly, such policies might change unexpectedly. The Companies will be affected by the rules and regulations regarding foreign ownership of real and personal property, including manufacturing plants and other property. Such rules may change quickly and dramatically which may have an adverse impact on ownership and may result in a loss without recourse of property or assets of the Companies. Additionally, several authorizations, licenses and permissions are still necessary from different Government agencies in order to perform, what in more developed countries, is not restricted and considered normal course of business (for instance, necessary authorizations for repatriation of profits, prohibition to perform payments in ROL to foreign entities, among others).

The likelihood of any foreign company successfully prevailing in any dispute with the government or any private litigant under the Romanian legal system is difficult to quantify or predict.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


22. FOREIGN CURRENCY EXPOSURE:

The major assets and liabilities denominated in foreign currency as of December 31, 1999 and 1998, can be detailed as follows:


                                                      December 31, 1999                December 31, 1998
                                                ------------------------------ ----------------------------------
                                                                    USD                                 USD
            Assets:                Currency        Amount        equivalent       Amount             equivalent
-------------------------------- -------------- -------------  --------------- ----------------  ----------------

Cash and banks                        USD                108              108              420               420
                                    Others                                520               61                37
                                                               ---------------                   ----------------
                                                                          628                                457
                                                               ---------------                   ----------------
Clients                               USD              1,101            1,101                -                 -
                                                               ---------------                   ----------------

Due from related parties              USD             20,104           20,104           19,174            19,174
                                                               ---------------                   ----------------

Total assets denominated in
foreign currencies                                                     21,833                             19,631
                                                               ===============                   ================



                                                            1999                             1998
                                                ------------------------------ ----------------------------------
                                                                     USD                                USD
         Liabilities:              Currency        Amount        equivalent         Amount           equivalent
-------------------------------- -------------- -------------  --------------- ----------------  ----------------

Short-term bank borrowings            USD            -               -               (331,462)         (331,462)
Long-term debt                        USD        (3,272,684)      (3,272,684)         -                 -
Current portion of long-term
debt                                  USD        (1,560,799)      (1,560,799)      (3,918,409)       (3,918,409)
                                                               ---------------                   ----------------
                                                                  (4,833,483)                        (4,249,871)

Interest accrued                      USD          (107,617)        (107,617)        (245,431)         (245,431)
                                                               ---------------                   ----------------

Due to related Parties                USD          (828,053)        (828,053)        (646,217)         (646,217)
                                      DKK            -               -               (527,489)          (82,560)
                                      GBP            -               -                (11,542)          (19,124)
                                      DEM          (110,989)         (56,981)         (77,589)          (46,273)
                                      CHF            -               -                 (8,617)           (6,254)
                                      ITL           (92,000)             (48)         (92,000)              (55)
                                                               ---------------
                                                                                                 ----------------
                                                                    (885,082)                          (800,483)
                                                               ---------------                   ----------------
Total liabilities denominated
in foreign currencies                                             (5,826,182)                        (5,295,785)
                                                               ---------------                   ----------------
Net exposure                                                      (5,804,349)                        (5,276,154)
                                                               ===============                   ================

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


The Companies do not use financial instruments to hedge or protect against foreign exchange or interest rates movements.

23. CONTINGENCIES AND COMMITMENTS:

a)       Going concern assumption:

The accompanying combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the combined financial statements, at December 31, 1999, the Companies' combined current liabilities exceed their combined current assets by 1,807,609. This factor, among others, indicates that the Companies may be unable to continue as a going concern for a reasonable period of time.

These combined financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Companies be unable to continue as a going concern. The Companies' continuation as a going concern is dependent upon their ability to (a) generate sufficient cash flow to meet their obligations on a timely basis, and (b) obtain additional financing and/or reschedule the existing debt, as may be required.

The management of the Companies plans to resolve the net working capital deficit of 1,807,609 as of December 31, 1999 as follows:

(i) Management believes that an agreement with BCR and AVAB will be reached for the amount of 435,379 due in February and for an equal amount, which will be due in August, as well as for all other installments to be paid to BCR. Therefore, an amount of 870,758 included in current liabilities will be rescheduled for 2001 and the following years as well as all other installments will be rescheduled to suit the needs of Perfect (see Note
     12).

(ii) The management of the Companies believes that together with the operation of the new alcohol distillery plant, the Companies will be able to generate sufficient cash flows to sustain and meet their current liabilities.

b)   Commitments:

All of the Company credit conventions with Bancorex (see Notes 10 and 12) require pledges and mortgages.

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


As of December 31, 1999 and 1998 pledges and mortgages, as per the respective contracts were as follows:

(i)      Pledges:

                                                                      Amount
           Type of pledge                      Currency              pledged
--------------------------------------    --------------------    --------------

            Inventory                        ROL thousand             6,853,485

(ii)     Mortgages:

                                                                      Amount
         Type of mortgage                    Currency                mortgaged
------------------------------------    --------------------    ----------------

            Fixed assets                     ROL thousand             5,072,571

            Fixed assets                       USD                    4,486,869


24. SUBSEQUENT EVENTS:

(i) Subsequent to December 31, 1999, Perfect reached an agreement with AVAB regarding the rescheduling of the remaining part of the loan transferred from BCR to AVAB. The loan is interest free, during the period of the loan, and is payable in USD. The resulting payment schedule is:

                                                           Total
                             2000           2001        rescheduled
                        --------------- ------------- ----------------

                           690,041       1,095,791       1,785,832

     The effect of this agreement was reflected in the accompanying balance sheet as of December 31, 1999.

(ii) Subsequent to December 31, 1999 the credit line at Banca Comerciala Ion Tiriac, S.A. was increased from thousand ROL 1,000,000 to thousand ROL 1,500,000 and the interest rate to 70% per year.

(iii) Subsequent to the balance sheet date, on May 5, 2000, Ferrand concluded an asset transfer agreement with AJK Perfect Renaissance, Inc, a company incorporated in Delaware, United States of America. Through this asset transfer, Ferrand obtained 5,000,000 shares of the voting common stock of AJK Perfect Renaissance, Inc and

             S.C. PERFECT RENAISSANCE, SRL., S.C. RENAISSANCE, SRL.
                                      AND
                        S.C. RENAISSANCE ALPHA 2000, SRL.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMEBER 31, 1999 AND 1998

     (Currency - United States dollars ("USD"), unless otherwise indicated)


         transferred the shares presently owned in the Companies to AJK Perfect Renaissance, Inc..

(iv) Subsequent to the balance sheet date, on May 24, 2000, Perfect received the authorization to sell refined ethyl alcohol.

25. SUPPLEMENTARY CASH FLOW INFORMATION:

For the years ended December 31, 1999 and 1998, the supplementary cash flows information comprised the following:

                                                   1999             1998
                                              -------------    --------------

         Taxes paid                                 76,228            83,249
         Interest Paid                               -                88,320

    No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by Alpine or by any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of AJK since the date hereof. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


                            ------------------------

                                TABLE OF CONTENTS

                                                               Page
Prospectus Summary .............................................
Risk Factors ...................................................
Available Information ..........................................
The Company ....................................................
Business .......................................................
Use of Proceeds ................................................
Dividend Policy ................................................
Management's Discussion and Analysis of
 Financial Condition and Results of Operations .................
Management .....................................................
Security Ownership of Certain Beneficial
 Owners and Management .........................................
Related Transactions ...........................................
Selling Securityholders ........................................
Description of Securities ......................................
Plan of Distribution ...........................................
Legal Matters ..................................................
Experts ........................................................
Financial Statements ...........................................


         Until ________ all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               ==================


                          AJK PERFECT RENAISSANCE, INC.


                    Minimum of 300,000 Shares of common stock
                    Maximum of 600,000 Shares of common stock
                               offered by AJK; and
                    1,604,095 shares of Common Stock offered
                             by the holders thereof




                                   ----------
                                   PROSPECTUS
                                   ----------




                              June ______20, 2000



                               ==================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         AJK is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-Laws of AJK provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director

         For any breach of the director's duty of loyalty to the corporation or its stockholders;

         For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; Under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware; or

         For any transaction from which the director derived an improper personal benefit.

AJK's Certificate of Incorporation contains such a provision.

          INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING AJK PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with this Registration Statement. All such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission:

           Filing Fee - Securities and Exchange Commission         $  1,000
           Fees and Expenses of Accountants                          40,000
           Fees and Expenses of legal counsel                       100,000
           Blue Sky Fees and Expenses                                 3,500
           Printing and Filing Expenses                              10,000
           Miscellaneous Expenses                                     2,500

                    Total                                          $157,000


ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES

         On March 24, 1999, AJK's initial director accepted a subscription for 5,000,000 shares of AJK's common stock for consideration of $500. On August 1, 1999, AJK agreed redeemed all but 500,000 shares of such subscription for a redemption price of $450.

         On May 5, 2000, pursuant to an Asset Agreement among AJK Perfect Renaissance, Inc., a Delaware corporation, Ferrand Investment Limited, a British Virgin Islands corporation, S.C. Perfect Renaissance, SRL, a Roumanian limited liability company, S.C. Renaissance, SRL, a Roumanian limited liability company, and S.C. Renaissance Alpha 2000, SRL, a Roumanian limited liability company, the shares of the Roumanian Companies owned by Ferrand were exchanged for an aggregate of 5,000,000 shares of common stock of AJK pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission.

         The Company issued an aggregate of 104,095 shares of common stock to 278 employees, suppliers and associates of the Company.

ITEM 27.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

3.1      Certificate of Incorporation of AJK Perfect Renaissance, Inc., as
         amended
3.2      By-Laws of AJK Perfect Renaissance, Inc.
4.2      Form of common stock Certificate
5.1*     Opinion of Cassidy & Associates
10.1*    Agreement with Ex-Klar Technologies, Inc.
10.2*    Loan Agreement with Bancorex, as amended by certain letters and notices
10.3*    License Agreement with Cie. Bardinet
21.1     Subsidiaries of AJK Perfect Renaissance, Inc.
24.1     Consent of Weinberg & Company, certified public accountants
24.2     Consent of Arthur Andersen S.R.L., certified public accountants
24.3*    Consent of Cassidy & Associates (included in Exhibit 5.1)
27.1*    Financial Data Schedule

----

* To be filed by Amendment

(d) The following financial statement schedules are included in this Registration Statement.

ITEM 28.        UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration state (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, AJK Perfect Renaissance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Aventura, Florida on the 31st day of May, 2000.

                                              JK PERFECT RENAISSANCE, INC.



                                               By: /s/ Jacob Kieselstein
                                                  ---------------------------
                                                  President




                                               By: /s/ Violeta Chioreanu
                                                   --------------------------
                                                   Financial Manager

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                  Date
---------                                            -----                                  ----

/s/ Jacob Kieselstein                       Chairman, President,                   May 31, 2000
                                            Chief Executive and Director

/s/ Kochava Kieselstein                     Director                               May 31, 2000


/s/ Juda Erlich                             Director                               May 31, 2000


/s/ Dalia Levy                              Director                               May 31, 2000


/s/ Dr. Zvi Yadin                           Director                               May 31, 2000